UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COX RADIO, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To the Stockholders of Cox Radio, Inc.

You are invited to attend the Annual Meeting of Stockholders of Cox Radio, Inc. to be held at Corporate Headquarters, 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328, on Tuesday, April 22, 2008, at 9:30 a.m., local time.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. Please read these documents so you will be informed about the business to come before the meeting.

Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting.

Sincerely,

Robert F. Neil

President and Chief Executive Officer

Atlanta, Georgia

March 21, 2008

COX RADIO, INC.

6205 PEACHTREE DUNWOODY ROAD

ATLANTA, GEORGIA 30328

(678) 645-0000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2008

To the Stockholders of Cox Radio, Inc.

The Annual Meeting of the holders of Class A Common Stock and Class B Common Stock of Cox Radio, Inc. will be held at Corporate Headquarters, 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328 on Tuesday, April 22, 2008 at 9:30 a.m. local time, for the following purposes:

1.	to elect a Board of Directors of eight members to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	to approve the 2008 Employee Stock Purchase Plan; and
3.	to approve the Annual Incentive Plan.

The Board of Directors has fixed February 28, 2008 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A Common Stock or Class B Common Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Cox Radio’s Annual Report to Stockholders for the year ended December 31, 2007 is enclosed.

By Order of the Board of Directors,

Andrew A. Merdek

Corporate Secretary

Atlanta, Georgia

March 21, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

COX RADIO, INC.

6205 PEACHTREE DUNWOODY ROAD

ATLANTA, GEORGIA 30328

(678) 645-0000

PROXY STATEMENT

2008 Annual Meeting of Stockholders

Solicitation of Proxies

The Board of Directors of Cox Radio, Inc. is furnishing this Proxy Statement to solicit proxies for use at Cox Radio’s 2008 Annual Meeting of Stockholders, to be held on Tuesday, April 22, 2008, at 9:30 a.m., local time, at Corporate Headquarters, 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting as specified in such proxy. A proxy may be revoked at any time before the proxy is voted, as outlined below.

This Proxy Statement and the enclosed proxy card are being first sent for delivery to stockholders of Cox Radio on or about March 21, 2008. Cox Radio will pay the cost of solicitation of proxies, including the reimbursement to brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses of sending proxy materials to beneficial owners of Cox Radio stock. Proxies may be solicited on behalf of Cox Radio in person or by telephone, e-mail, facsimile or other means by the directors, officers and employees of Cox Radio. The firm of D.F. King & Company, Inc. has been engaged to assist in the distribution and solicitation of proxies for a fee of $6,500, plus expenses.

The shares of Class A Common Stock and Class B Common Stock represented by valid proxies that Cox Radio receives in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed, written proxy cards received pursuant to this solicitation that are not later revoked. Voting your proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

1.	FOR the election of the Board of Directors’ nominees for directors;
2.	FOR the approval of the 2008 Employee Stock Purchase Plan; and
3.	FOR the approval of the Annual Incentive Plan.

If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, have the discretion to vote upon such matters in accordance with their best judgment.

Voting Securities

Cox Radio has two classes of outstanding voting securities, Class A Common Stock, par value $0.33 per share, and Class B Common Stock, par value $0.33 per share. As of January 31, 2008, there were 30,114,087 shares of Class A Common Stock and 58,733,016 shares of Class B Common Stock outstanding. Only stockholders of record of Class A Common Stock or Class B Common Stock at the close of business on February 28, 2008, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.

The Class A Common Stock and Class B Common Stock will vote together as a single class, with each share of Class A Common Stock being entitled to one vote, and each share of Class B Common Stock being entitled to ten votes. The presence in person or by proxy of holders of record of one-third of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting that represent a majority of the votes entitled to be cast by such shares will constitute a quorum. The affirmative vote of a majority of the votes entitled to be cast by such shares of the issued and outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the election of directors and the approval of the Annual Incentive Plan. Approval of the 2008 Employee Stock Purchase Plan requires the affirmative vote cast by shares of the issued and outstanding Class A Common Stock and Class B Common Stock representing over 50% in interest of all securities entitled to vote on such proposal, as described further in the following paragraph.

In determining whether any proposal to be voted on at the Annual Meeting will be approved, an abstention would have the effect of a vote against the applicable proposal. On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Broker non-votes will have no effect on the outcome of either the election of directors or the approval of the Annual Incentive Plan. However, the New York Stock Exchange precludes its member organizations from giving a proxy to vote on equity compensation plans unless the beneficial owner of the shares has given voting instructions. Accordingly, with respect to the approval of the 2008 Employee Stock Purchase Plan, brokers who are New York Stock Exchange members do not have discretionary authority to vote shares for beneficial owners who do not provide instructions. In addition, under the New York Stock Exchange rules, the approval of the 2008 Employee Stock Purchase Plan requires approval by a majority of votes cast, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on such proposal. The New York Stock Exchange takes the position that a broker non-vote is not a “vote cast” with respect to the 2008 Employee Stock Purchase Plan. Accordingly, any broker non-votes will not be considered a vote for the approval of the 2008 Employee Stock Purchase Plan when determining whether the 50% in interest test has been met with respect to such proposal.

Voting by Proxy

If a stockholder is a corporation or a partnership, a duly authorized person must sign the proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

Any proxy duly given pursuant to this solicitation may be revoked by the stockholder at any time prior to voting by written notice to the Corporate Secretary of Cox Radio, by a later-dated proxy signed and returned by mail before the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

If you are not the record holder of the shares you own because they are held in “street name” by a bank or brokerage firm, your bank or brokerage firm is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items for which no instructions are received, the shares will be treated as broker non-votes and will have the effect discussed above under “Voting Securities.” The election of directors and the approval of the Annual Incentive Plan are discretionary items; however, the approval of the 2008 Employee Stock Purchase Plan is a non-discretionary item.

As of January 31, 2008, Cox Enterprises, Inc., a Delaware corporation, through its wholly-owned subsidiary, Cox Broadcasting, Inc., a Delaware corporation, held approximately 95% of the combined voting power of the Class A Common Stock and Class B Common Stock. Accordingly, Cox Enterprises will have sufficient voting power to elect all members of the Board of Directors, to approve the 2008 Employee Stock Purchase Plan, to approve the Annual Incentive Plan, and to control substantially all other actions that may come before the Annual Meeting.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, eight directors are to be elected to hold office until the 2009 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All nominees currently are directors of Cox Radio.

The eight directors nominated for election at the 2008 Annual Meeting of Stockholders are: James C. Kennedy (Chairman); Juanita P. Baranco; G. Dennis Berry; Nick W. Evans, Jr.; Jimmy W. Hayes; Marc W. Morgan; Robert F. Neil; and Nicholas D. Trigony. The persons named as proxies intend (unless authority is withheld) to vote for election of all of the nominees as directors.

The Board of Directors knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Annual Meeting any nominee is unable or unwilling to serve as a director of Cox Radio, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The following information regarding our directors, their principal occupations, employment history, and directorships in certain companies is as reported by the respective individuals.

James C. Kennedy, 60, has served as a director of Cox Radio since July 1996, and became Chairman of the Board of Directors in January 2002. He has served as Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises since January 1988, and prior to that time was Cox Enterprises’ President and Chief Operating Officer. Mr. Kennedy joined Cox Enterprises in 1972, and initially worked with Cox Enterprises’ Atlanta Newspapers. Mr. Kennedy also serves as a director of Flagler Systems, Inc.

Juanita P. Baranco, 58, has served as a director of Cox Radio since December 2003. She is Executive Vice President and Chief Operating Officer of The Baranco Automotive Group, a group of automobile dealerships, where she has been a principal for more than twenty years. She also serves as a member of the board of directors of The Southern Company and the board of trustees of Clark Atlanta University. She previously has served on the boards of directors of the Federal Reserve Bank of Atlanta and the John H. Harland Company, and as a member of the Board of Regents of the University System of Georgia.

G. Dennis Berry, 63, has served as a director of Cox Radio since January 2002. Mr. Berry has served as Vice Chairman of the Board of Directors of Cox Enterprises since December 2005. Previously, he served as President and Chief Operating Officer of Cox Enterprises beginning in October 2000, and was President and Chief Executive Officer of Manheim Auctions, Inc., a subsidiary of Cox Enterprises, from 1995 through October 2000. Prior to that, Mr. Berry was publisher of the Atlanta Journal-Constitution, where he held several positions spanning more than twenty years, including President, Vice President and General Manager, and Advertising Director.

Nick W. Evans, Jr., 59, has served as a director of Cox Radio since May 2007. Mr. Evans has served as Chairman of ECP Benefits, LLC, a provider of employee benefit solutions, since January 2003, and as a principal with Associated Media Partners since January 2001. Prior to that, he served as President and Chief Executive Officer of Spartan Communications, Inc. from January 1990 through December 2000. He also serves as a member of the board of directors of Bumper2Bumper Media, and the board of trustees of Augusta State University. Mr. Evans is a past chairman of the Television Operators Caucus and a past member of the board of directors of the National Association of Broadcasters.

Jimmy W. Hayes, 55, has served as a director of Cox Radio since December 2005. Mr. Hayes has served as President and Chief Operating Officer of Cox Enterprises since January 2006, and served as Executive Vice President of Cox Enterprises from July 2005 through December 2005. Previously, he served as Executive Vice President, Finance and Chief Financial Officer of Cox Communications, Inc. from July 1999 through July 2005. Prior to that, he served in several executive and financial management positions with Cox Enterprises and Cox Communications beginning in 1980. Mr. Hayes also serves as a director of Cox Enterprises.

Marc W. Morgan, 58, has served as a director of Cox Radio since August 1999 and as Executive Vice President and Chief Operating Officer of Cox Radio since February 2003. Prior to that, he served as Vice President and Co-Chief Operating Officer since July 1999, and as Senior Group Vice President of Cox Radio from May 1997 to June 1999. Previously, Mr. Morgan was Senior Vice President of Cox Radio from July 1996 to May 1997. He also served as Vice President and General Manager of WSB Radio from July 1992 to November 1998, and Vice President and General Manager of WCKG-FM (Chicago, Illinois) from January 1984 to July 1992.

Robert F. Neil, 49, has served as a director and as President and Chief Executive Officer of Cox Radio since July 1996, and was Executive Vice President – Radio of Cox Broadcasting from June 1992 to 1996. Previously, he was Vice President and General Manager of WSB-AM/FM (Atlanta, Georgia). Mr. Neil joined Cox Broadcasting in November 1986. Previously, Mr. Neil was Operations Manager from December 1984 to November 1986 at WYAY-FM (Gainesville, Georgia). He served at WYYY-FM and WSYR-AM (Syracuse, New York) as Operations Manager from October 1983 to December 1984 and as Program Director from March 1983 to October 1983.

Nicholas D. Trigony, 67, has served as a director of Cox Radio since July 1996, and was Chairman of the Board of Directors from December 1996 through December 2000. Mr. Trigony served as President of Cox Broadcasting from March 1990 until his retirement in December 2000. Mr. Trigony joined Cox Broadcasting in September 1986 as Executive Vice President – Radio and was Executive Vice President – Broadcast from April 1989 to March 1990. He is also past Chairman of the Board of the National Association of Television Program Executives and served on its Executive Committee. Mr. Trigony is a past chairman of the Television Operators Caucus and past Chairman of the National Association of Broadcasters’ Media Convergence Task Force.

Security Ownership of Certain Beneficial Owners

The following table provides information as of January 31, 2008 with respect to the shares of Class A Common Stock and Class B Common Stock beneficially owned by each person known by Cox Radio to own more than 5% of any class of the outstanding voting securities of Cox Radio.

Name of Beneficial Owner	Class A Common Stock	Percent of Class	Class B Common Stock	Percent of Class	Percent of Vote of All Classes of Common Stock
Cox Enterprises, Inc. (a)(b)(c)	3,591,954	11.9%	58,733,016	100%	95.7%
Shapiro Capital Management LLC (d)	7,421,201	24.6%	—	—	1.2%
Dimensional Fund Advisors LP (e)	2,757,796	9.1%	—	—	0.4%
T. Rowe Price Associates, Inc. (f)	2,182,750	7.2%	—	—	0.3%

(a)	The business address for Cox Enterprises is 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.
(b)	All the shares of common stock of Cox Radio that are beneficially owned by Cox Enterprises are held of record by Cox Broadcasting. Cox Broadcasting holds 3,591,954 shares of Class A Common Stock and 58,733,016 shares of Class B Common Stock. All the shares of outstanding capital stock of Cox Broadcasting are beneficially owned by Cox Holdings, Inc., and all of the shares of outstanding capital stock of Cox Holdings are beneficially owned by Cox Enterprises. The beneficial ownership of the outstanding capital stock of Cox Enterprises is described in footnote (c) below. The Class B Common Stock is convertible on a share for share basis into Class A Common Stock at the option of the holder.
(c)	Cox Enterprises has two classes of common stock outstanding. One class is entitled to one vote per share, and the other class is non-voting. There are a total of 575,932,712 shares of common stock of Cox Enterprises outstanding. The Dayton Cox Trust A exercises beneficial ownership over 98% of the voting stock of Cox Enterprises. Anne Cox Chambers, James C. Kennedy and Jimmy W. Hayes serve as trustees of the Dayton Cox Trust A. Actions by the Dayton Cox Trust A, including investment and voting decisions, require at least a majority of the trustees, and no trustee has the power to remove any other trustee. Anne Cox Chambers, who is also a director of Cox Enterprises, is the aunt of James C. Kennedy, who is the Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises and Chairman of the Board of Directors of Cox Radio. Jimmy W. Hayes is not related to either Anne Cox Chambers or James C. Kennedy, and serves as President and Chief Operating Officer and a director of Cox Enterprises and as a director of Cox Radio.
(d)	The information contained in this table with respect to Shapiro Capital Management LLC is based solely on a filing on Schedule 13G reporting ownership as of December 31, 2007. The address of the reporting person is 3060 Peachtree Road, Suite 1555, Atlanta, Georgia 30305.
(e)	The information contained in this table with respect to Dimensional Fund Advisors LP is based solely on a filing on Schedule 13G reporting ownership as of December 31, 2007. The address of the reporting person is 1299 Ocean Avenue, Santa Monica, California 90401.
(f)	The information contained in this table with respect to T. Rowe Price Associates, Inc. is based solely on a filing on Schedule 13G reporting ownership as of December 31, 2007. The address of the reporting person is 100 E. Pratt Street, Baltimore, Maryland 21202.

Security Ownership of Management

Beneficial ownership of the Class A Common Stock of Cox Radio and the common stock of Cox Enterprises by Cox Radio’s directors and the executive officers named in the Summary Compensation Table below, whom we refer to as the “named executive officers”, and by all directors and executive officers as a group at January 31, 2008, is shown in the following table. None of such shares are pledged as security, and no directors’ qualifying shares are owned. Except as indicated below, none of such persons, individually or in the aggregate, owns 1% or more of the Class A Common Stock of Cox Radio or the common stock of Cox Enterprises, and none of such persons own any shares of the Class B Common Stock of Cox Radio.

Name of Beneficial Owner	Number of Shares of Cox Radio Class A Common Stock		Number of Shares of Cox Enterprises Common Stock		Percent of Shares of Cox Radio Class A Common Stock	Percent of Shares of Cox Enterprises Common Stock
James C. Kennedy	205,876	(a)	74,151,757	(b)	—	12.9%
Juanita P. Baranco	4,413		—		—	—
G. Dennis Berry	2,080	(c)	189,300		—	—
Nick W. Evans, Jr.	1,225		—		—	—
Jimmy W. Hayes	600		13,245		—	—
Neil O. Johnston	149,437	(d)	—		—	—
Marc W. Morgan	406,978	(e)	—		1.4%	—
Robert F. Neil	810,805	(f)	9,204		2.7%	—
Richard A. Reis	324,368	(g)	—		1.1%	—
Nicholas D. Trigony	8,875		—		—	—
All directors and executive officers as a group (ten persons, consisting of those named above)	1,914,657	(h)	74,363,506		6.4%	12.9%

(a)	Includes 31,000 shares owned by his spouse, 14,000 shares owned by his children, and 16,500 shares owned by trusts for the benefit of his children.
(b)	Mr. Kennedy owns 74,151,757 shares of common stock of Cox Enterprises, including 73,604,944 non-voting shares which comprise Mr. Kennedy’s 50% beneficial interest in Trailsend Ventures, LLC, an entity controlled by Mr. Kennedy and his sister. Mr. Kennedy’s spouse exercises beneficial ownership over an aggregate of 22,140 shares of common stock of Cox Enterprises. In addition, Mr. Kennedy’s children are the beneficiaries of a trust, of which R. Dale Hughes and Mr. Kennedy are co-trustees, that beneficially owns 16,155 shares of common stock of Cox Enterprises. Mr. Kennedy disclaims beneficial ownership of all such shares, other than the 74,151,757 shares included in the table.
(c)	Owned by a trust for the benefit of his spouse.
(d)	Includes 130,194 shares subject to stock options that are exercisable within 60 days.
(e)	Includes 358,313 shares subject to stock options that are exercisable within 60 days.
(f)	Includes 724,662 shares subject to stock options that are exercisable within 60 days.
(g)	Includes 236,682 shares subject to stock options that are exercisable within 60 days.
(h)	Includes 1,449,851 shares subject to stock options that are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, requires Cox Radio’s executive officers and directors and persons who own more than 10% of Cox Radio’s Class A Common Stock to file reports of ownership and changes in ownership of Cox Radio’s Class A Common Stock with the Securities and Exchange Commission. Based solely on a review of copies of such reports and written representations from the reporting persons, Cox Radio believes that during the year ended December 31, 2007, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, with the exception of the Dayton Cox Trust A, an indirect beneficial owner of more than 10% of Cox Radio’s Class A Common Stock, which did not timely file its initial statement of beneficial ownership on Form 3.

Board of Directors and Committees

During 2007, the Board of Directors held three meetings. The Board of Directors has an Executive Committee, a Compensation Committee, a Community Relations Committee, and an Audit Committee. The directors who are “non-management directors” within the meaning of the Corporate Governance Listing Standards of the New York Stock Exchange (i.e., who are not officers of Cox Radio) also meet in regular executive sessions without management present, with James C. Kennedy, Chairman of the Board of Directors, presiding. During 2007, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the Committees on which each director served.

Because more than fifty percent (50%) of the voting power of Cox Radio is controlled by Cox Enterprises, Cox Radio has elected to be treated as a “controlled company” under the Corporate Governance Listing Standards of the New York Stock Exchange. Accordingly, Cox Radio is exempt from the provisions of the Corporate Governance Listing Standards requiring: (i) a board consisting of a majority of directors who have been determined to be “independent” under the criteria set forth in the Listing Standards; (ii) a nominating committee composed entirely of such independent directors; and (iii) a compensation committee composed entirely of such independent directors. However, notwithstanding this exemption, as described more fully below, Cox Radio has a Compensation Committee composed entirely of independent directors.

Director Independence

The Board of Directors has affirmatively determined that directors Juanita Baranco, Nick W. Evans, Jr., and Nick Trigony are “independent.” In determining whether the director is independent, Cox Radio uses the definitions of independence set forth in Section 303A of the Corporate Governance Listing Standards of the New York Stock Exchange and Section 10A(m)(3) of the Exchange Act. The Board based these determinations primarily on the basis of information provided by these directors in response to questionnaires regarding employment and compensation history, business affiliations, and family and other relationships. None of these directors had any of the categorical relationships set forth in the Corporate Governance Listing Standards that would prevent a finding of independence.

In addition to the categorical relationships set forth in the Corporate Governance Listing Standards, the Board of Directors considered the following categories of transactions, relationships or arrangements in determining the independence of Cox Radio’s independent directors:

•

For Mrs. Baranco, the Board considered her relationship as co-owner and executive officer of an advertiser that in the ordinary course of business purchases media advertising from Cox Radio, Cox Enterprises and affiliates of Cox Enterprises, for which Cox Radio determined that disclosure was not required under SEC Regulation S-K Item 404(a).

•	For Mr. Evans, the Board considered his prior broadcast industry ownership affiliations with broadcasters other than Cox Radio or Cox Enterprises.

•	For Mr. Trigony, the Board considered his prior employment by an affiliate of Cox Radio.

The Board of Directors determined that none of these relationships or arrangements would interfere with the directors’ exercise of their independence from Cox Radio and its management.

Executive Committee

Prior to May 16, 2007, the members of the Executive Committee were James C. Kennedy (Chairman), Paul M. Hughes and Jimmy W. Hayes, and now the members of the Executive Committee are James C. Kennedy (Chairman), Nicholas D. Trigony and Jimmy W. Hayes. The Executive Committee took action three times by unanimous written consent in 2007.

Community Relations Committee

The Community Relations Committee oversees Cox Radio’s workforce diversity initiatives, minority-owned business purchasing, corporate contributions to public service organizations, and Equal Employment Opportunity claims. The members of the Community Relations Committee are Juanita P. Baranco (Chairman), James C. Kennedy, Jimmy W. Hayes, and Robert F. Neil. The Community Relations Committee met once in 2007. A copy of the Committee’s charter is available on Cox Radio’s website at http://www.coxradio.com or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

Compensation Committee

Prior to December 31, 2007, the members of the Compensation Committee were Nicholas D. Trigony (Chairman), Paul M. Hughes, and Juanita P. Baranco, and now the members of the Compensation Committee are Nicholas D. Trigony (Chairman), Nick W. Evans, Jr., and Juanita P. Baranco. As discussed more fully above, each of these directors has been determined by the Board of Directors to be “independent” under the Corporate Governance Listing Standards of the New York Stock Exchange. A copy of the Committee’s charter is available on Cox Radio’s website at http://www.coxradio.com, or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. The Compensation Committee met twice in 2007.

The Compensation Committee has authority and oversight over the Cox Radio, Inc. Amended and Restated Long-Term Incentive Plan (referred to as the LTIP), review and approval of all stock-based awards to the executive officers of Cox Radio, review and approval of the chief executive officer’s compensation, and approval and oversight of additional compensation programs, including the Employee Stock Purchase Plan. These responsibilities include the following functions:

•	adopting and overseeing the administration of compensation plans for executive officers of Cox Radio;

•	review and approval of stock-based and other awards granted under such plans to executive officers of Cox Radio; and

•	review and approval of the chief executive officer’s base salary, annual incentive compensation, and long-term incentive compensation.

As discussed under Compensation Discussion and Analysis, the Compensation Committee has delegated its authority for approval of stock-based awards to individuals other than Cox Radio executive officers under the Long-Term Incentive Plan to a Management Committee composed of officers of Cox Radio and Cox Enterprises. Also as discussed under Compensation Discussion and Analysis, Cox Radio’s chief executive officer approves the base salary and annual incentive awards for the other Named Executive Officers. For a discussion of the role of consultants and executive officers in setting compensation, see Compensation Discussion and Analysis—Role of Consultants and Cox Radio Executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based upon these reviews and discussions, the Compensation Committee has recommended that the Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement.

Nicholas D. Trigony (Chairman)

Juanita P. Baranco

Nick W. Evans, Jr.

Audit Committee

Prior to May 16, 2007, the members of the Audit Committee were Paul M. Hughes (Chair), Nicholas D. Trigony, and Juanita P. Baranco. From May 16, 2007 through December 31, 2007, the members of the Audit Committee were Nick W. Evans, Jr. (Chairman), Paul M. Hughes, Nicholas D. Trigony, and Juanita P. Baranco, and now the members of the Audit Committee are Nick W. Evans, Jr. (Chair), Nicholas D. Trigony, and Juanita P. Baranco. During 2007, the Audit Committee held six meetings. The Audit Committee operates pursuant to a charter, which is available on Cox Radio’s website at http://www.coxradio.com, or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. As discussed above, the Board of Directors has affirmatively determined that the members of the Audit Committee are “independent” for purposes of Section 303A of the Corporate Governance Listing Standards of the New York Stock Exchange and Section 10A(m)(3) of the Exchange Act. In addition, the Board has determined that each member of the Committee meets the financial expertise standards set forth in the Corporate Governance Listing Standards, and has determined that Nick W. Evans, Jr. and Juanita P. Baranco each qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing, and reporting practices of Cox Radio, and as part of this responsibility, the Audit Committee, among other things:

•	appoints, retains, and oversees the work of the independent auditor;

•	approves and reviews the audit services and fees, and permitted non-audit services and fees;

•	reviews the scope and results of the annual audit;

•	reviews and discusses the quality and appropriateness of Cox Radio’s accounting principles and financial statement presentation with management and the independent auditor;

•	reviews the independence of the independent auditor;

•	reviews the performance of the independent auditor;

•	reviews the adequacy of the system of internal controls and internal control over financial reporting;

•	reviews the scope and results of internal auditing procedures;

•

establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	discusses earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

•	reviews the Audit Committee charter annually;

•	reviews the activities of Cox Radio’s Risk Committee, a Board-created committee with oversight of financial risk management; and

•	reviews related party transactions, if any.

Relationship with Independent Registered Public Accounting Firm

The following table summarizes the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively referred to as Deloitte & Touche) for professional services during fiscal year 2007 and fiscal year 2006:

	2007	2006
Audit Fees	$773,000	$725,770
Audit-related fees	37,800	73,750
Tax fees	55,150	59,740
All other fees	—	—

The amounts shown for audit fees were primarily for the audit of Cox Radio’s consolidated financial statements, the audit of management’s report on internal control over financial reporting, quarterly reviews of consolidated interim financial information, and financial accounting and Securities and Exchange Commission advisory services arising in connection with the audits or quarterly reviews. The amounts shown for audit-related fees were for financial accounting and Securities and Exchange Commission advisory services arising in connection with matters outside the scope of the audits or quarterly reviews, Sarbanes-Oxley Section 404 attestation review, and employee benefit plan audits. The amounts shown for tax fees were for income tax compliance assistance and consultation, and income tax planning and research.

The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent registered public accounting firm, serving as independent auditor, are pre-approved prior to the engagement to perform such services. Pre-approval is generally provided annually, and any pre-approval is detailed as to the particular service or category of services and is generally limited by a maximum fee amount. The independent registered public accounting firm, serving as independent auditor, and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm, serving as independent auditor, in accordance with this pre-approval, and the fees for the services performed to date. The policy sets forth certain limited circumstances in which the Audit Committee delegated or may delegate its pre-approval authority to the Chairman or any other member of the Audit Committee, and any approvals made pursuant to this delegated authority normally will be reported to the Audit Committee at its next meeting. None of the services described in the preceding paragraph were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Exchange Act.

Audit Committee Report

In connection with the December 31, 2007 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61, as amended; and (3) received and discussed with the independent auditor the matters required by Independence Standards Board Standard No. 1, and discussed with the independent auditor the independent auditor’s independence, including a consideration of the compatibility of non-audit services with such independence. Based upon these reviews and discussions, the Audit Committee has recommended that the Board of Directors include the audited financial statements in Cox Radio’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2007, referred to as the 2007 10-K.

Nick W. Evans, Jr. (Chairman)

Juanita P. Baranco

Nicholas D. Trigony

Director Nominating Procedures

The Board of Directors oversees the identification and consideration of candidates for membership on the Board of Directors, and each member of the Board of Directors participates in this process. It is the view of the Board of Directors that this function has been performed effectively by the Board of Directors, and that it is appropriate for Cox Radio not to have a separate nominating committee or charter for this purpose.

Qualifications and Evaluation of Director Candidates

A variety of methods may be utilized to identify candidates for membership on the Board of Directors, including recommendations from current members of the Board of Directors or management, or nominations from stockholders as discussed below. Additionally, from time to time, Cox Radio may receive information regarding prospective candidates for membership on the Board of Directors from professional search firms.

When evaluating candidates for membership on the Board of Directors, the Board considers a number of factors, including:

•	business expertise and skills;

•	understanding of Cox Radio’s business and industry;

•	judgment and integrity;

•	educational and professional background; and

•	commitments to other businesses and responsibilities.

Nomination of Director Candidates

Under Cox Radio’s certificate of incorporation, nominations for election to membership on the Board of Directors can be made only by or at the direction of the Board of Directors, or by a stockholder in connection with a meeting of stockholders. Candidates recommended by stockholders pursuant to the procedures specified in Cox Radio’s certificate of incorporation will be considered for election to the Board of Directors at the next annual meeting of stockholders. Cox Radio’s certificate of incorporation provides that stockholders must comply with the notice provisions specified in the certificate of incorporation. If a stockholder wishes to recommend a director for election at an annual meeting of stockholders, the nomination must be received not more than 60 days nor less than 30 days prior to the meeting. It is anticipated that Cox Radio’s 2009 Annual Meeting of Stockholders will be held during April or May of 2009, and any stockholder wishing to recommend a director for nomination should contact the Corporate Secretary of Cox Radio after January 1, 2009 to obtain the anticipated meeting date and nomination deadlines. The nomination must contain certain information about the stockholder and the nominee, as more fully set forth in Cox Radio’s certificate of incorporation. You can obtain a copy of the full text of these provisions of Cox Radio’s certificate of incorporation by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. Cox Radio’s certificate of incorporation does not require Cox Radio to include information about any such nominee in the proxy statement or form of proxy that we distribute in connection with such meeting.

Communications to the Board of Directors

Interested parties, including stockholders, may send communications directly to the Board of Directors by writing to: Cox Radio, Inc., Corporate Secretary (ATTN: Board of Directors), 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. Communications intended for Cox Radio’s non-management directors should be addressed to Cox Radio, Inc., Corporate Secretary (ATTN: Board Non-Management Directors), 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. Depending on the subject matter of the communication, it may be forwarded to the director(s) to whom it is addressed, handled directly by management, or not forwarded if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it requires investigation to verify its content. Communications not forwarded to the Board of Directors or the non-management directors will be retained and made available to the addressee upon request.

The Audit Committee of the Board of Directors has established a procedure for the receipt, retention, and treatment of complaints regarding Cox Radio’s accounting, internal accounting controls, or auditing matters. Any such complaints can be submitted in writing to the Compliance Officer (ATTN: Legal Department), Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

Director Attendance at Annual Meetings

All directors are encouraged to attend the annual meeting, and each director attended Cox Radio’s 2007 Annual Meeting of Stockholders.

Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles that cover areas such as director responsibilities and qualifications, management succession, and board committees. A copy of these Principles is available on Cox Radio’s website, at http://www.coxradio.com, or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

Compensation of Directors

The directors who are not employed by Cox Radio or its affiliates (Juanita P. Baranco, Nicholas D. Trigony, G. Dennis Berry, and Nick W. Evans, Jr.) are paid an annual retainer of $35,000, which recognizes the overall level of commitment required for service on the Board of Directors. In addition, these directors are reimbursed for expenses and receive a meeting fee of $1,000 for every Board of Directors meeting and Committee meeting attended. Compensation for the directors who are not employed by Cox Radio or its affiliates is established by the Board of Directors. The annual retainer fee is paid one half in cash, and one half in shares of Class A Common Stock pursuant to the Restricted Stock Plan for Non-Employee Directors. Awards under the Restricted Stock Plan for Non-Employee Directors generally are granted as of the date of the annual meeting of stockholders and vest on the fifth anniversary of the grant date. Cox Radio believes that the equity component of the annual retainer serves to align these directors’ interests more directly with those of Cox Radio’s stockholders.

The Class A Common Stock issued under the Restricted Stock Plan for Non-Employee Directors is subject to certain restrictions and forfeitures prior to the expiration of the period ending five years after the date of the grant of the award or, if earlier, the date of death or disability in certain circumstances. The maximum total number of shares of Class A Common Stock that may be granted under the Restricted Stock Plan for Non-Employee Directors is 75,000. The directors of Cox Radio who are employed by Cox Radio or its affiliates do not receive any compensation for serving on the Board of Directors.

The following table provides information concerning the compensation received by those Cox Radio directors who received compensation for service as directors during fiscal year 2007.

Names (a)	Fees Earned or Paid in Cash	Stock Awards (b)(c)	Total
Juanita P. Baranco	$29,500	$12,701	$42,201
G. Dennis Berry	$19,500	$2,197	$21,697
Nick W. Evans, Jr.	$20,125	$2,197	$22,322
Paul M. Hughes (d)	$33,215	$12,701	$45,916
Nicholas D. Trigony	$33,215	$12,701	$45,916

(a)	Messrs. Kennedy, Hayes, Neil, and Morgan are not included in this table as they received no compensation during 2007 for service as directors of Cox Radio. The compensation received by Messrs. Neil and Morgan as employees of Cox Radio is shown in the Summary Compensation Table.
(b)	Consists of shares issued under the Restricted Stock Plan for Non-Employee Directors. The aggregate number of shares held by the directors named in the table as of December 31, 2007 pursuant to awards under the Restricted Stock Plan are as follows: Juanita P. Baranco, 4,413; Paul M. Hughes, 8,926; Nicholas D. Trigony, 5,875; G. Dennis Berry, 1,225; and Nick W. Evans, Jr., 1,225.
(c)	Represents the amounts recognized by Cox Radio as expense in its 2007 financial statements, calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123, as revised (SFAS 123R). During the year ended December 31, 2007, each of the directors named in the table received an award of 1,225 shares of restricted stock with a grant date fair value of $14.29. The assumptions used by Cox Radio in calculating these amounts are set forth in Note 12 of the Notes to Consolidated Financial Statements included in the 2007 10-K.
(d)	As previously reported, Mr. Hughes retired from the Board of Directors at the end of fiscal year 2007.

Code of Conduct

Cox Radio has adopted a code of business conduct and ethics that covers all directors, officers, and employees. A copy of this code is available on Cox Radio’s website, at http://www.coxradio.com, or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

Cox Radio has also adopted a Code of Ethics for Senior Financial Officers, which applies to Cox Radio’s chief executive officer, chief financial officer, controller, and principal accounting officer. A copy of this code is available on Cox Radio’s website, at http://www.coxradio.com, or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. Any amendments to this code, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on Cox Radio’s website.

Executive Officers

Certain information about the executive officers of Cox Radio who are not directors is set forth below. Executive officers of Cox Radio are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

Neil O. Johnston, 42, Vice President and Chief Financial Officer, has served as Cox Radio’s Chief Financial Officer since September 2000. Prior to that, Mr. Johnston served as Vice President of Development for Cox Broadcasting from January 2000 to September 2000, and as Controller of Cox Radio from 1998 through December 1999. Mr. Johnston joined Cox Enterprises in 1996 as Manager of Financial Reporting. Mr. Johnston holds an M.B.A. from the Wharton School of the University of Pennsylvania, and holds degrees in finance, accounting and information systems from Georgia State University and the University of Cape Town (South Africa). He is a certified public accountant and a chartered accountant.

Richard A. Reis, 54, has served as Group Vice President of Cox Radio since April 1997. Previously, he was a Director and Group Vice President of NewCity Communications, Inc. since its organization in 1986. From 1983 to 1984, he served as Vice President of the Broadcasting Company, then a subsidiary of Katz Broadcasting Company, Inc., becoming Group Vice President in 1984. He was General Manager of WFTQ-AM and WAAF-FM (Worcester, Massachusetts) from 1981 and 1983, respectively, to 1989. Since 1989, he has served as General Manager of WDBO-AM and WWKA-FM (Orlando, Florida) and of WCFB-FM (Orlando, Florida) since 1992. Since July 1996, Mr. Reis has served as Group Vice President of Cox Radio’s Orlando, Florida radio stations (WDBO-AM, WWKA-FM, WCFB-FM, WHTQ-FM, WMMO-FM, and WPYO-FM).

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about Cox Radio’s equity compensation plans as of December 31, 2007. All outstanding awards relate to the Class A Common Stock.

	A		B		C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	5,889,817	(a)	$21.80	(a)	4,005,259	(b)
Equity compensation plans not approved by security holders	—		—		—
Total	5,889,817		$21.80		4,005,259

(a)	Consists of stock options outstanding under the Cox Radio, Inc. Amended and Restated Long-Term Incentive Plan (referred to as the LTIP). Does not include purchase rights accruing under the Cox Radio, Inc. 2006 Employee Stock Purchase Plan as the number of shares issuable and exercise price under that plan will not be determinable until June 30, 2008. Does not include 1,138,240 shares of restricted stock that have been awarded under the LTIP or 26,117 shares of restricted stock that have been awarded under the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors.
(b)	Includes 500,000 shares of Class A Common Stock reserved for issuance under the Cox Radio, Inc. 2006 Employee Stock Purchase Plan, and 48,823 shares of Class A Common Stock reserved for issuance under the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors. The LTIP had 3,456,436 shares available as of December 31, 2007, which, under the terms of the plan, can be granted in various forms of equity-based incentive compensation including stock options, stock appreciation rights, stock bonuses, restricted stock awards, restricted stock units, performance shares and awards consisting of combinations of such incentives.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers during the last completed fiscal year, which ended December 31, 2007. This discussion primarily focuses on compensation for 2007, but we also describe actions taken before or after 2007 in instances where it would enhance the understanding of our executive compensation program. The components of the compensation program described in this discussion apply to the chief executive officer and to each of the other named executive officers.

The Compensation Committee of the Board of Directors oversees the design and administration of our executive compensation program. The program consists primarily of three components:

•	base salary;

•	annual incentive awards; and

•	long-term incentive awards.

Other components of compensation include certain benefits and perquisites, such as life, health and disability insurance, a qualified defined benefit pension plan, a 401(k) defined contribution plan, a non-qualified deferred compensation plan, a non-qualified supplemental retirement plan, and a vehicle allowance or company car program.

Objectives and Philosophy

The key objectives of Cox Radio’s executive compensation program are to:

•	attract and retain qualified executives who contribute to Cox Radio’s success by their leadership and effectiveness; and

•	motivate executives to deliver exceptional financial and operating performance by providing meaningful variable pay opportunities.

Cox Radio believes its stockholders benefit from an executive compensation program that is competitive with industry standards, variable with annual and long-term performance, and focused on stockholder value. Compensation components are structured to attract, retain and motivate Cox Radio’s executives and are allocated in a manner that is intended to be complementary. Our executives are attracted and retained by meaningful and predictable levels of fixed compensation through base salary and a competitive benefits package, and are motivated to deliver exceptional short-term results through annual incentive awards, and exceptional long-term results through long-term incentive awards and long-term stock ownership, which also serve to retain key executives. Base salary is established with reference to competitive salary data and annual incentives are targeted as a percentage of base salary, as discussed below. Long-term incentive awards are granted at levels based on a multiple of target annual base salary and bonus, with payouts determined by company performance or stock price growth over time, as discussed below.

We believe a substantial portion of total compensation should be at risk based on Cox Radio’s financial and operational performance, and that the at-risk components should be progressively greater for higher-level positions. We strive to allocate short-term and long-term variable compensation opportunities in a way that reflects each executive’s role in achieving short-term operational and financial results as well as long-term strategic goals. Cox Radio’s compensation program seeks to incent executives to achieve sustained excellent performance by including components with a long-term performance focus, such as performance unit awards, and long-term stock retention requirements.

Role of Consultants and Cox Radio Executives

The Cox Enterprises Human Resources Department advises the Compensation Committee and implements the administrative functions of Cox Radio’s executive compensation program. Generally, Cox Radio’s executives are not involved in these functions in any significant way, except that the chief executive officer of Cox Radio approves the base salary and annual incentive compensation for the other named executive officers. Cox Radio executives have not been involved in establishing the grant dates for equity awards.

Cox Enterprises engages the services of the consulting firm of Towers Perrin to assist with strategy and design recommendations for executive compensation and benefit programs. Compensation plans and compensation levels are developed by reviewing competitive compensation data provided in the Towers Perrin Media Industry Survey, which in 2007 comprised compensation information from approximately 150 media industry organizations, including a significant number of companies with radio and broadcasting operations. The Cox Enterprises Human Resources Department uses select data from this survey to develop recommendations based on an examination of compensation levels at companies with which Cox Radio competes for talent in the marketplace. Depending on the position, the relevant group of companies varies from radio broadcasting companies to general media industry companies. Where necessary, survey information is supplemented by proxy statement analysis and other sources that also may represent a range of companies throughout the media industry, again depending on the position. We do not benchmark compensation against a finite and static group of companies; instead, we benchmark compensation against the relevant companies in the Towers Perrin media survey, which may change slightly from year to year and may vary depending on the position.

Accounting and Tax Considerations

SFAS 123R requires Cox Radio to recognize compensation expense over the period during which an employee is required to provide services in exchange for stock options and other stock-based awards. We consider and will continue to consider the effect of compensation expense in granting stock-based awards.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to our executive officers unless certain requirements are met. The intention of the Compensation Committee is to preserve the deductibility of compensation under Section 162(m) to the extent the Compensation Committee believes that doing so would be consistent with the best interests of Cox Radio and its stockholders. For example, awards under the LTIP, other than awards of restricted stock or restricted stock units, generally are designed to qualify as deductible under Section 162(m). Additionally, as discussed below under Annual Incentive Awards, beginning in 2008, it is Cox Radio’s intent that annual incentive awards to the chief executive officer will be made under the new Annual Incentive Plan in order to qualify as deductible performance-based compensation under Section 162(m).

Base Salary

Cox Radio uses the 75th percentile of the competitive market pay data as the reference point in establishing salaries for its executives. Salary reviews for our named executive officers are conducted annually, and any salary changes are based on:

•	job scope and responsibilities;

•	length of service;

•	overall company financial and operational performance, including subjective factors;

•	overall individual performance, including subjective factors; and

•	competitive rates for similar positions as indicated by the Towers Perrin Media Industry Survey.

These factors are reviewed collectively, and no specific weighting is assigned. Taking these factors into account, Mr. Neil’s base salary for fiscal year 2007 was $675,000, and in December 2007, the Compensation Committee approved a 2008 base salary of $700,000. Mr. Neil’s salary is moderately above the 75th percentile market reference point, which is considered appropriate in light of Mr. Neil’s performance and long tenure.

The base salaries of the other named executive officers were reviewed and approved by Mr. Neil based on the factors listed above, and are slightly above the 75th percentile market reference point.

Annual Incentive Awards

Annual incentives provide an opportunity for our executives to receive compensation that varies based on the level of performance achieved over an annual period. The annual incentive program is designed to reward collective and individual contributions to Cox Radio’s financial and operating performance.

Annual incentive targets are set as a percentage of base salary based on job responsibility and competitive market pay data, such that total cash compensation (base salary plus annual incentive award) approximates the 75th percentile of the competitive market pay data when overall performance is between pre-determined target and maximum objectives. Annual incentive targets and maximums are disclosed in the table on page 17 of this Proxy Statement, and the amounts paid are reported in the Bonus column of the Summary Compensation Table.

Actual annual incentive awards are based on an assessment against pre-established goals for Cox Radio’s overall financial performance for the year, regional financial performance for which the executive officer is responsible, and for the executive officer’s individual performance. Cox Radio determines target financial performance each year at both the overall company and regional level relative to the expectations we set in our Annual Business Plan, which is approved by the Board of Directors.

For 2007, financial performance was based on the following measures: operating cash flow, which is defined as net revenues less cost of services, selling, general and administrative expense, and corporate general and administrative expenses, adjusted for non-cash compensation expense and certain other adjustments to provide a consistent year-over-year comparison; and controllable free cash flow, which is defined as operating cash flow less capital expenditures, acquisitions, investments and working capital, and certain other adjustments to provide a consistent year-over-year comparison.

Individual performance is measured by individual performance objectives established at the beginning of each year for each executive officer. For 2007, Mr. Neil’s individual performance objectives included sustaining ratings and developing incremental Internet revenue. Mr. Morgan’s individual performance objectives included oversight of operational systems and market review. Mr. Reis’ individual performance objectives included sustaining ratings in Florida markets and incremental Internet revenue in those markets. Mr. Johnston’s individual performance objectives included oversight of the effectiveness of financial systems and controls.

For any given performance year, actual annual incentive payouts may range from zero to 200 percent of target based on company, regional, and individual performance. The named executive officers, including the chief executive officer, participated in and received payments for 2007 under the annual incentive program. Participation in the annual incentive program is limited to a group of executives, including the named executive officers, who have a material impact on Cox Radio’s performance.

The annual cash incentive opportunities for the named executive officers for 2007 were as follows:

	Target Performance		Maximum Performance
Name	Percent of Salary	Amount	Percent of Salary	Amount
Robert F. Neil	60%	$405,000	120%	$810,000
Marc W. Morgan	45%	$224,219	90%	$448,439
Richard A. Reis	40%	$160,437	80%	$320,874
Neil O. Johnston	40%	$121,703	80%	$243,406

The “minimum” goal is set at a level below which there will be no payment of an incentive award. The “target” goal is set above the minimum to reflect a targeted level of performance. For 2007, the target goal for overall company growth in operating cash flow was 3%, and the target goal for controllable free cash flow was equal to the amount established in Cox Radio’s Annual Business Plan, which takes into account factors including acquisitions and extraordinary transactions. The “maximum” goal reflects an ambitious level of performance which would only be attainable in an outstanding year. For 2007, the maximum goal for overall company operating cash flow growth was 10% (12% for operating cash flow growth at the regional level), and the maximum goal for controllable free cash flow was 110% of Cox Radio’s Annual Business Plan amount. The Bonus column of the Summary Compensation Table discloses the 2007 annual incentive amounts earned by the named executive officers, and in all cases the amount was slightly above target.

Mr. Neil’s 2007 annual incentive compensation was determined on the basis of overall company operating cash flow growth, weighted at 70%, controllable free cash flow, weighted at 10%, and Mr. Neil’s individual performance, weighted at 20%. Mr. Morgan’s 2007 annual incentive compensation was determined on the basis of overall company operating cash flow growth, weighted at 70%, controllable free cash flow, weighted at 10%, and his individual performance, weighted at 20%. Mr. Reis’s 2007 annual incentive compensation was determined on the basis of regional operating cash flow growth, weighted at 60%, overall company operating cash flow growth, weighted at 20%, and his individual performance, weighted at 20%. Mr. Johnston’s 2007 annual incentive compensation was determined on the basis of overall company operating cash flow growth, weighted at 70%, controllable free cash flow, weighted at 10%, and his individual performance, weighted at 20%.

For all executives during 2007, and for all executives other than Mr. Neil for 2008, the financial performance component is an objective calculation based on predetermined goals; however, the achievement of individual goals (including individual performance) can involve a subjective assessment, which is done in the case of Mr. Neil, by the Compensation Committee, and in the case of Cox Radio’s other executive officers, by Mr. Neil. Cox Radio typically does not make discretionary adjustments to annual incentive awards to reduce or increase the size of the award, and no such adjustments were made for 2007. However, it is permissible for such awards to be subject to adjustment by the Compensation Committee, in the case of Mr. Neil, or by Mr. Neil, in the case of Cox Radio’s other executive officers.

Beginning in 2008, it is intended that annual incentive compensation for Mr. Neil will be calculated and payable under the new Annual Incentive Plan, and that the majority of such compensation will qualify as deductible performance-based compensation under Section 162(m). As discussed below under Approval of the Annual Incentive Plan, a target bonus will be established as Mr. Neil’s annual incentive award, with a portion of the award to be based exclusively on performance targets in one or more areas, and a portion of the award to be based on a subjective target related to individual performance. The subjective portion of the award will not be adjustable to increase or augment the performance-based portion.

Long-Term Incentive Awards

Long-term incentive awards provide an opportunity for our executives to receive compensation that varies based on the level of performance achieved over a multi-year period. Cox Radio believes in aligning the interests of its executives with those of stockholders by granting long-term incentive awards focusing on long-term value creation as measured through both stock price and financial results. Long-term incentive awards promote creation of long-term value, aid in retention of our executive talent, and provide executive officers with a competitive long-term incentive opportunity, targeted at the 75th percentile of the competitive marketplace.

Long-term incentive awards generally are made annually under the LTIP to executive officers through grants which may include a mixture of non-qualified stock options, restricted stock, restricted stock units, and performance awards. Prior to 2005, stock options were a significant component of Cox Radio’s long-term incentive program, and stock options that have not expired or been forfeited remain outstanding. Beginning in 2005 and continuing through 2007, the Compensation Committee approved a long-term incentive award format for executive officers that consists of a mix of stock-based awards and performance awards. For 2007, the total value of the long-term incentive awards was allocated 70% to performance units, and 30% to restricted stock.

Each type of long-term award presents exposure to downside performance risk, insofar as performance award targets may not be achieved and stock price declines would cause stock options, restricted stock and stock owned by the executive to be less valuable. Cox Radio does not have a policy forbidding the hedging of economic risk of ownership of Cox Radio securities, but any hedging is strongly discouraged, due to the reality or perception that such hedging arrangements may create a lack of alignment with Cox Radio’s stock price.

Long-term incentive awards are subject to forfeiture in the event the executive is terminated for cause, in which case all long-term awards, both vested and unvested, will be forfeited. Cox Radio has not established specific guidelines for the disgorgement of bonuses or profits from the sale of Cox Radio securities in the event of a restatement of financial statements, but Cox Radio abides in all instances by the relevant statutory and regulatory provisions governing this topic, including Section 304 of the Sarbanes-Oxley Act of 2002.

Performance Units.    Cox Radio believes in granting long-term incentive awards focusing on long-term value creation as measured through both stock price and financial results. Accordingly, the Compensation Committee has provided for a portion of executive long-term incentive awards to consist of awards of performance units. These awards are designed to increase in value based on Cox Radio’s long-term performance, and are denominated as a number of units which are multiplied by the percentage increase (represented as a whole number) in Cox Radio’s financial performance over a five-year period. Awards of performance units to the named executive officers, including the chief executive officer, are made based on a formula derived from competitive market practices developed by Towers Perrin, with the final determination of the amount of such awards being subject to discretionary adjustment based on individual performance. Performance award payouts are determined using a calculation based on operating cash flow and debt. For performance awards made during 2007, the percentage increase through December 31, 2007 was 4.1 percent. Performance awards result in a cash cost to Cox Radio at the time of any payout due to the cash component of the award.

Restricted Stock.    Awards of restricted shares of Cox Radio’s Class A Common Stock were made during 2007 and are made from time to time to the named executive officers. Awards of performance-based restricted stock were made during 2004 after Cox Radio had achieved certain pre-established performance criteria. Since 2005, awards of restricted stock to the named executive officers, including the chief executive officer, have been based on a formula derived from competitive market practices developed by Towers Perrin, with the final determination of the amount of such awards being subject to discretionary adjustment based on individual performance. Restricted stock awards normally become fully vested five years after the date of grant, and if the executive terminates employment with Cox Radio, any unvested shares of restricted stock are forfeited.

Restricted Stock Units.    Beginning in 2008, it is intended that awards of restricted stock units will be made under the LTIP. Similar to awards of restricted stock, restricted stock units normally will become fully vested five years after the date of grant and will be forfeited if the executive terminates employment with Cox Radio prior to that time. Upon vesting, restricted stock units will be settled by the issuance of a number of shares of Cox Radio’s Class A Common Stock equal to the number of units.

Stock Options.    Stock options permit the holder to buy Cox Radio stock at a specific price during a specific period of time. As the price of Cox Radio stock rises, the option increases in value. The intent of stock option awards is to provide the recipient with an incentive to perform at levels that will result in better Cox Radio performance and enhanced stock value. Annual awards of stock options were granted from the time Cox Radio became publicly traded in 1996 through 2005, with an exercise price equal to the market price of Cox Radio’s Class A Common Stock at the time of award. In 2006, the Compensation Committee switched to a long-term incentive award format that did not include stock options and as a result, no stock option awards were made during 2007 to Cox Radio employees, including the executive officers.

The long-term incentive awards made to the named executive officers for 2007 are described in the Summary Compensation Table and the Grants of Plan-Based Awards table.

Executive Stock Retention

Cox Radio believes that executives should retain a sufficient stock ownership position to align their interests with the interests of Cox Radio’s stockholders, and certain long-term incentive awards are therefore structured to provide for a level of stock retention. For example, restricted stock awards for 2004 and 2005 provided for the named executive officers to retain 60% and 30% respectively of the shares granted while employed by Cox Radio or its affiliates. Performance awards generally are paid in cash; however, Cox Radio has the right to require that a portion of each award payout be made and held in the form of Cox Radio stock, to further align executives with Cox Radio’s stockholders, and transfer restrictions require executives to retain these shares at all times while the executive remains employed by Cox Radio or its affiliates. The determination of the percentage of the award to be settled in stock is made at the time of the award payout by the Compensation Committee based on the recommendation of, and consultation with, the Cox Enterprises Human Resources Department. For performance awards made in 2005, 2006 and 2007, it is the intention of the Compensation Committee that 60% of any payout be paid in Cox Radio stock. Once each year the executive can request to sell a portion of these shares, in an amount not to exceed 25% of the number of shares held at the end of the preceding year.

Stock-Based Award Practices

All stock-based awards, including stock options, are made under the LTIP. The LTIP generally does not permit stock option grants at prices below the fair market value on the date of grant, and in no case have any stock option grants ever been made with an exercise price below the fair market value on the date of grant. Cox Radio’s practice has been to make stock-based awards once per year on a fixed annual grant date. From 1998 through 2002, the grant date was January 1st or the nearest trading date thereafter. Beginning in 2003, the grant date has been March 15th or the nearest trading date thereafter. A small number of interim grants have been made from time to time to employees for reasons such as hiring, promotion, or administrative corrections. In 2006, following the annual March 15, 2006 grant of restricted stock, Cox Radio realized that the number of shares granted under such awards was slightly less than the intended award amount, so the Compensation Committee approved a supplemental award on April 11, 2006 in order to bring the amount of the total restricted stock award to approximately 30% of the total long-term incentive award value.

All stock-based awards to the executive officers of Cox Radio are reviewed and approved by the Compensation Committee of the Board of Directors. All other stock-based awards under the LTIP are reviewed and approved by a Management Committee under authority delegated by the Compensation Committee. The Compensation and Management Committees typically approve awards within two weeks prior to the fixed grant date of the award, to facilitate accurate administration and record-keeping.

Cox Radio does not have any program, plan or practice to time stock-based awards to its executives in coordination with the release of material non-public information. Cox Radio does not set the grant date of its stock-based awards to new executives in coordination with the release of material non-public information, and does not time, nor does it plan to time, its release of material non-public information for the purpose of affecting the value of executive compensation.

Change in Control and Severance Benefits

There are no individual change in control or severance agreements for any of the executive officers of Cox Radio. The LTIP contains a double-trigger provision for the accelerated vesting and exercisability of awards if there is a change in control combined with a termination of employment without good cause. Similarly, awards to executive officers under the annual incentive program, which normally are contingent upon employment through the end of the year, may be payable in the event of a change in control and termination of employment. These provisions, along with other items that would be payable in the event of termination of employment for various reasons, including a change in control, are more fully described below under Potential Payments Upon Termination or Change in Control.

Retirement and Other Benefits

Cox Enterprises Pension Plan.    Prior to Cox Radio’s initial public offering in 1996, substantially all full and part-time employees were eligible to participate in the Cox Enterprises Pension Plan. As of January 1, 1997, no new employees were eligible to participate in this Pension Plan, although participation was grandfathered for existing employees as of that date. Beginning January 1, 2007, Cox Radio reinstated full participation in the Pension Plan and full and part-time employees working 1,000 hours or more are eligible to participate.

The Pension Plan is funded through a tax-exempt trust, into which contributions are made by Cox Enterprises as necessary based on an actuarial funding analysis. Cox Radio reimburses Cox Enterprises for the annual Statement of Financial Accounting Standards No. 87 pension expense attributable to Cox Radio employees. The Pension Plan provides for the payment of benefits upon retirement, early retirement, death, disability, and termination of employment. Participants become vested in their benefits under the Pension Plan after completing five years of vesting service. Pension Plan benefits are determined under a formula based on a participant’s final average compensation, years of benefit service (up to a maximum of thirty years), and estimated Social Security benefit at age 65. The calculation of the monthly benefit is illustrated as follows:

[1.75% x final average compensation x benefit service years] minus [1.67% x Social Security benefit x benefit service years]

Normal retirement age is 65 with five years of vesting service, and early retirement can be taken at age 55 with ten years of vesting service. If early retirement is taken, the benefit is reduced by 4% for each year between normal retirement date and the date of retirement. Of the named executive officers, Mr. Neil, Mr. Morgan, Mr. Johnston, and Mr. Reis are participants in the Pension Plan, and Mr. Morgan is eligible for early retirement benefits under the Pension Plan.

Cox Executive Supplemental Plan.    Senior executives of Cox Enterprises and its affiliates participate in the Cox Executive Supplemental Plan, a non-qualified defined benefit pension plan providing supplemental retirement benefits. Of the named executive officers, Mr. Neil, Mr. Morgan, and Mr. Johnston are participants in this plan. The Executive Supplemental Plan monthly benefit formula, payable at retirement, either at age 65 or at any time on or after age 60 with at least 20 years of service, is 2.5% of a participant’s final average compensation, multiplied by the participant’s years of benefit service. The benefit may not exceed 50% of a participant’s final average compensation at retirement. If early retirement is taken, the benefit is reduced 4% per year to reflect the earlier commencement date. The executive’s retirement benefit is calculated under both the Pension Plan and the Executive Supplemental Plan, and the plan calculation which affords the higher benefit is used. If the higher benefit is payable under the Executive Supplemental Plan, then the executive would receive the benefit payable under the Pension Plan, plus the amount by which the benefit calculated under the Executive Supplemental Plan exceeds the benefit payable under the Pension Plan. The Executive Supplemental Plan is not funded currently by Cox Enterprises. Cox Radio will make annual payments to Cox Enterprises arising from its employees’ participation in this plan as benefits are paid to these employees, and such benefits will be paid from the general funds of Cox Enterprises.

Cox Supplemental Retirement Plan.    Certain executives of Cox Enterprises and its affiliates participate in the Cox Supplemental Retirement Plan, a non-qualified benefit plan that allows a participant’s creditable compensation for retirement benefit purposes to be calculated without regard to the statutory maximum limit which must used in calculating benefits under the Pension Plan, subject to a $335,240 maximum amount of creditable compensation for 2007. Upon retirement, Social Security and Medicare taxes are withheld based on the present value of the supplemental benefit. Of the named executive officers, Mr. Reis is a participant in this plan. The Supplemental Retirement Plan is not funded currently by Cox Enterprises.

Cox Enterprises Savings and Investment Plan.    Substantially all full and part-time Cox Radio employees working at least twenty hours per week are eligible to participate in the Cox Enterprises Savings and Investment Plan, a tax-qualified defined contribution retirement savings plan. Cox Radio provides a matching contribution in the amount of 50 cents for every dollar of employee contribution up to 6% of eligible pay, for a maximum match of 3% of eligible pay, not to exceed $6,000 per year. All contributions to the Savings and Investment Plan, including matching contributions, are fully vested. All the named executive officers participated in the Savings and Investment Plan during 2007.

Cox Radio Restoration Plan.    The Cox Radio Savings Plus Restoration Plan is a non-qualified retirement savings plan under which Cox Radio may credit any amounts in excess of the maximum contribution for the Savings and Investment Plan allowed by the Internal Revenue Service, up to a maximum contribution (when combined with the Savings and Investment Plan) of 15% of eligible pay. The Restoration Plan is not funded currently by Cox Radio. Cox Radio provides a matching contribution in the amount of 50 cents for every dollar of employee contribution up to 6% of eligible pay, for a maximum match of 3% of eligible pay, not to exceed $6,000 per year. If the maximum match was provided under the Savings and Investment Plan, no additional match is provided under the Restoration Plan. All the named executive officers participated in, and made contributions to, the Cox Radio Restoration Plan during 2007.

Cox Enterprises Restoration Plan and Executive Restoration Plan.    The Cox Enterprises Savings Plus Restoration Plan is a non-qualified retirement savings plan maintained by Cox Enterprises for the benefit of employees of Cox Enterprises and its affiliates, including Cox Radio. The terms of the Cox Enterprises Restoration Plan are substantially identical to those of the Cox Radio Restoration Plan. The Cox Enterprises Executive Savings Plus Restoration Plan is substantially similar to the Cox Enterprises Restoration Plan, except that participation is limited to certain highly-compensated executives of Cox Enterprises or its affiliates. Current contributions for the named executive officers, including contributions made during 2007, are now made solely to the Cox Radio Restoration Plan; however, the named executive officers continue to maintain historical balances and continue to accrue earnings under the Cox Enterprises Restoration Plan and the Cox Enterprises Executive Restoration Plan.

Perquisites and Employee Benefits

Cox Radio executives, including the named executive officers, also receive certain perquisites and employee benefits such as health, life and disability insurance benefits, reimbursement of club dues, and a company car or vehicle allowance. Cox Radio believes that these perquisites and benefits are reasonable and consistent with its overall compensation program, and are intended to promote health, wellness, convenience, security and financial protection in the event of illness, injury, disability or death. The value of these perquisites, and the incremental costs of these benefits, for 2007 that are attributable to the named executive officers are described in more detail in the All Other Compensation column of the Summary Compensation Table.

Substantially all full-time Cox Radio employees are eligible for life, health, and disability insurance through the Cox Enterprises Flex Benefits Plan, and each of the named executive officers participated in these benefits during 2007. Benefits and allocations under the Flex Benefits Plan are calculated and provided on a non-discriminatory basis to the named executive officers and to plan participants generally.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information for the years ended December 31, 2006 and 2007 concerning the total compensation earned by, or awarded to, the Chief Executive Officer, the Chief Financial Officer, and the other most highly compensated executive officers of Cox Radio for whom disclosure is required. For 2007, there are only four Cox Radio executive officers for whom disclosure is required.

Name & Principal Position	Year	Salary		Bonus		Stock Awards (a)		Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings (b)		All Other Compensation (c)(d)		Total
Robert F. Neil President & Chief Executive Officer	2007 2006	$ $	675,000 649,000	$ $	438,251 389,919	$ $	176,059 160,272	— —	$ $	164,743 234,017	$ $	17,911 15,659	$ $	1,471,964 1,448,867

Marc W. Morgan Executive Vice President & Chief Operating Officer	2007 2006	$ $	498,265 479,101	$ $	265,050 237,251	$ $	56,445 251,236	— —	$ $	271,412 196,649	$ $	30,430 30,305	$ $	1,121,602 1,194,542

Richard A. Reis Group Vice President	2007 2006	$ $	401,092 385,665	$ $	125,044 174,706	$ $	86,360 77,428	— —	$ $	27,965 1,922	$ $	20,667 20,580	$ $	661,128 660,301

Neil O. Johnston Vice President & Chief Financial Officer	2007 2006	$ $	304,257 292,556	$ $	143,865 128,959	$ $	43,920 40,569	— —	$ $	58,642 61,879	$ $	19,031 18,308	$ $	569,715 542,271

(a)	Represents the amounts recognized by Cox Radio as expensed in its 2007 financial statements, calculated in accordance with the provisions of SFAS 123R. The assumptions used by Cox Radio in calculating these amounts are set forth under Note 12 of the Notes to Consolidated Financial Statements included in the 2007 10-K.
(b)	Amounts attributable to change in pension value are as follows: Mr. Neil, $160,425; Mr. Morgan, $269,386; Mr. Reis, $26,958; and Mr. Johnston, $56,973. Amounts attributable to above-market earnings on deferred compensation amounts were as follows: Mr. Neil, $4,318; Mr. Morgan, $2,026; Mr. Reis, $1,007; and Mr. Johnston, $1,669.
(c)	All other compensation for the named executive officers consists of the following for 2007:

Name	Perquisites & Other Personal Benefits	Payments/ Accruals on Termination	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Tax Reimbursements	Other	Total
Robert F. Neil	$10,204	—	$6,000	$1,707	—	—	$17,911
Marc W. Morgan	$20,480	—	$6,000	$3,950	—	—	$30,430
Richard A. Reis	$12,810	—	$6,000	$1,857	—	—	$20,667
Neil O. Johnston	$12,580	—	$6,000	$451	—	—	$19,031

(d)	Includes the following perquisites for the named executive officers for 2007:

Name	Company Auto	Auto Allowance	Gas Allowance	Club Dues	Total
Robert F. Neil	$9,000	—	$—	$1,204	$10,204
Marc W. Morgan	—	$14,160	$540	$5,780	$20,480
Richard A. Reis	—	$12,720	$90	—	$12,810
Neil O. Johnston	—	$7,483	$540	$4,557	$12,580

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to the non-equity incentive plan awards and restricted stock awards granted to the named executive officers during the year ended December 31, 2007.

Name	Grant Date	Approval Date (a)	Performance Units Awarded	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			All Other Stock Awards: (Number of Shares of Stock) (c)	Grant Date Fair Value (d)
				Threshold	Target	Maximum
Robert F. Neil	03/15/2007	03/13/2007	35,144	$808,312	—	—	28,704	$385,208
Marc W. Morgan	03/15/2007	03/13/2007	16,075	$369,725	—	—	13,738	$184,364
Richard A. Reis	03/15/2007	03/13/2007	10,950	$251,850	—	—	8,963	$120,283
Neil O. Johnston	03/15/2007	03/13/2007	7,138	$164,174	—	—	5,825	$78,172

(a)	The annual grant of restricted stock awards for 2007, effective March 15, 2007, was approved by the Compensation Committee on March 13, 2007, in order to facilitate record-keeping and communication to the recipients.
(b)	The Estimated Future Payouts Under Non-Equity Incentive Plan Awards section discloses information regarding performance unit awards granted under the LTIP on March 15, 2007. Performance awards increase in value based on Cox Radio’s operating performance, and are denominated as a number of units which are multiplied by the percentage increase (represented as a whole number) in Cox Radio’s financial performance over a five-year period using a calculation based on operating cash flow and debt. The threshold amount assumes that the level of appreciation in Cox Radio’s operating performance achieved from 2006 to 2007 is equaled in each of the years related to the performance awards. There are no target or maximum award levels related to the performance awards. These awards vest over a five-year period, with 60% vesting on December 31, 2009, 80% vesting on December 31, 2010, and 100% vesting on December 31, 2011. However, no payments are made to active executive officers until the awards are fully vested on December 31, 2011. Payment generally is made in cash; however, Cox Radio has the right to require that a portion of the award be paid in the form of Class A Common Stock.
(c)	Amounts represent grants of restricted stock awarded March 15, 2007 under the LTIP. The awards will 100% vest on March 15, 2012. Holders of shares of restricted stock are entitled to vote such shares and to receive dividends if declared.
(d)	The amounts disclosed represent the grant date fair value of the restricted stock awarded.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information about outstanding equity awards held by the named executive officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (a)
Robert F. Neil	31,334	—		$13.92	1/1/2009	82,777	(e)	$1,005,741
	100,275	—		$31.66	1/3/2010
	121,335	—		$21.81	1/2/2011
	168,540	—		$24.66	1/2/2012
	133,752	33,438	(b)	$20.90	3/18/2013
	60,654	40,436	(c)	$21.30	3/15/2014
	—	91,860	(d)	$17.04	3/15/2015

Marc W. Morgan	42,000	—		$31.66	1/3/2010	42,901	(e)	$521,247
	50,000	—		$21.81	1/2/2011
	75,000	—		$24.66	1/2/2012
	73,848	18,462	(b)	$20.90	3/18/2013
	36,000	24,000	(c)	$21.30	3/15/2014
	—	85,005	(d)	$17.04	3/15/2015

Richard A. Reis	27,375	—		$31.66	1/3/2010	29,468	(e)	$358,036
	33,000	—		$21.81	1/2/2011
	45,000	—		$24.66	1/2/2012
	54,528	13,632	(b)	$20.90	3/18/2013
	20,934	13,956	(c)	$21.30	3/15/2014
	—	58,725	(d)	$17.04	3/15/2015

Neil O. Johnston	2,193	—		$13.92	1/1/2009	19,243	(e)	$233,802
	17,000	—		$21.81	1/2/2011
	16,339	—		$22.51	3/1/2011
	734	—		$20.57	4/9/2011
	25,000	—		$24.66	1/2/2012
	24,688	6,172	(b)	$20.90	3/18/2013
	12,000	8,000	(c)	$21.30	3/15/2014
	—	36,780	(d)	$17.04	3/15/2015

(a)	Value is based on Cox Radio’s closing stock price on December 31, 2007, the last trading day of the fiscal year, of $12.15.
(b)	Options vest 60% on March 18, 2006, 80% on March 18, 2007, and 100% on March 18, 2008.
(c)	Options vest 60% on March 15, 2007, 80% on March 15, 2008, and 100% on March 15, 2009.
(d)	Options vest 60% on March 15, 2008, 80% on March 15, 2009, and 100% on March 16, 2010.
(e)	Includes the following number of shares of restricted stock that vest 100% on March 15 of each year indicated in the following table:

	2009	2010	2011	2012
Robert F. Neil	17,450	7,000	29,623	28,704
Marc W. Morgan	8,850	5,500	14,813	13,738
Richard A. Reis	6,330	4,500	9,675	8,963
Neil O. Johnston	3,630	3,500	6,288	5,825

OPTION EXERCISES AND STOCK VESTED

There were no stock options exercised and no restricted stock vesting for the named executive officers during the fiscal year ended December 31, 2007.

PENSION BENEFITS

The following table describes the aggregate increase in actual value to the named executive officers of all defined benefit and actuarial plans accrued during the year ended December 31, 2007, which includes increases in value due to additional year(s) of service, compensation increases, gain in investment value, and interest. The valuation method used to quantify the present value of the current accrued value utilizes the following assumptions: for December 31, 2006, an interest rate equal to 6.0%, and the RP2000 mortality for males and females projected to 2006, with a white collar adjustment utilized for the Cox Executive Supplemental Plan, and an interest rate of 6.0%, and the RP2000 mortality for males and females projected to 2006, with no white collar adjustment utilized for the Cox Enterprises Pension Plan; for December 31, 2007, an interest rate equal to 6.25%, and the RP2000 mortality for males and females projected to 2010, with a white collar adjustment utilized for the Cox Executive Supplemental Plan and the Cox Supplemental Retirement Plan, and an interest rate of 6.50%, and the RP2000 mortality for males and females projected to 2010, with no white collar adjustment utilized for the Cox Enterprises Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Robert F. Neil	Cox Executive Supplemental Plan	21	$2,270,152
	Cox Enterprises Pension Plan	21	$650,312

Marc W. Morgan (a)	Cox Executive Supplemental Plan	23	$2,181,299
	Cox Enterprises Pension Plan	23	$1,111,438

Richard A. Reis	Cox Supplemental Retirement Plan	1	$10,128
	Cox Enterprises Pension Plan	1	$16,830

Neil O. Johnston	Cox Executive Supplemental Plan	10	$308,696
	Cox Enterprises Pension Plan	10	$87,567

(a)	Mr. Morgan is currently eligible for early retirement under both the Cox Enterprises Pension Plan and the Cox Executive Supplemental Plan. The early retirement payment and benefit calculations applicable to these plans are described above under Compensation Discussion and Analysis—Retirement and Other Benefits.

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings, balances and distributions under the Cox Radio Savings Plus Restoration Plan, the Cox Enterprises Savings Plus Restoration Plan, and the Cox Enterprises Executive Savings Plus Restoration Plan, which we sometimes refer to collectively as the Restoration Plans.

Name	Executive Contributions in 2007 to the Cox Radio Restoration Plan (a)	Registrant Contributions in 2007	Aggregate Earnings in 2007 (b)				Aggregate Withdrawals / Distributions	Aggregate Balance at December 31, 2007
	Cox Radio Restoration Plan		CEI Restoration Plan	CEI Executive Restoration Plan	Cox Radio Restoration Plan	Total		CEI Restoration Plan	CEI Executive Restoration Plan	Cox Radio Restoration Plan	Total
Robert F. Neil	$77,198	—	$39,075	$6,927	$10,222	$56,224	—	$634,813	$112,538	$198,566	$945,917
Marc W. Morgan	$32,145	—	$17,765	$4,157	$4,410	$26,332	—	$288,605	$67,543	$87,882	$444,030
Richard A. Reis	$21,048	—	$9,850	—	$3,240	$13,090	—	$160,020	—	$64,987	$225,007
Neil O. Johnston	$18,578	—	$15,980	—	$5,830	$21,810	—	$259,617	—	$110,806	$370,423

(a)	The amounts reported as contributions for each of the named executive officers are also reported as compensation to such officer in the Salary and Bonus columns of the Summary Compensation Table.
(b)	The above-market portion of earnings for each plan is reported in footnote (b) to the Summary Compensation Table.

Earnings on amounts contributed to the Restoration Plans are calculated at an annual fixed rate of not less than 5%, which is established annually by the Management Committees of Cox Enterprises and Cox Radio. For 2007 the rate for each of the Restoration Plans was 6.50%. Additional information regarding the Restoration Plans, including information regarding types and limitation on eligible compensation and material terms regarding payouts and distributions, is described above under Compensation Discussion and Analysis—Retirement and Other Benefits, and below under Potential Payments Upon Termination or Change in Control—Benefits Payable Under the Restoration Plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment or Change in Control Agreements

There are no employment agreements, severance agreements, or change in control agreements for any of the named executive officers of Cox Radio.

Benefits Available Generally to all Salaried Employees

Regardless of the manner in which the executive’s employment terminates, each of the named executive officers is entitled to receive the following benefits under plans, programs or arrangements generally available to all salaried employees of Cox Radio who are automatically eligible for, or who have elected to participate in, such plans, programs or arrangements:

•	unused accrued vacation pay; and

•	retirement savings benefits under the Cox Enterprises Savings and Investment Plan.

In the event of an executive’s death or disability, each of the named executive officers would be entitled to receive the following benefits under plans, programs or arrangements generally available to all salaried employees of Cox Radio who are automatically eligible for, or who have elected to participate in, such plans, programs or arrangements:

•	long-term disability benefits under the Cox Enterprises Flex Benefits Plan; and

•	life insurance benefits under the Cox Enterprises Flex Benefits Plan.

In the event of an executive’s retirement, each of the named executive officers would be entitled to receive the following benefit under plans, programs or arrangements generally available to all salaried employees of Cox Radio who are eligible for, or who have elected to participate in, such plans, programs or arrangements:

•	health benefits under the Cox Retiree Healthcare Plan.

Benefits Payable Under the Restoration Plans

In the event of termination of employment for any reason, each of the named executive officers would be entitled to a distribution based on their then-current account balance under the Restoration Plans as provided for under the terms of the Restoration Plans, with no enhancement or diminution of benefit based on reason for termination, including change in control. The account balances for each of the named executive officers under the Restoration Plans as of December 31, 2007 are shown above in the Nonqualified Deferred Compensation table.

To the extent permitted under Section 409A of the Internal Revenue Code, the distribution provisions under each of the Restoration Plans in the event of termination of employment vary based on the amount to be distributed, the age of the participant, and when the balance under the plans accrued. For balances accrued prior to January 1, 2005, if any, balances of $5,000 or less are paid in a lump sum distribution, and balances of greater than $5,000 for participants under age 65 are payable when the participant reaches age 65, subject to the participant’s right to request accelerated payment with the consent of Cox Radio. Upon reaching age 65, the participant is required to take distribution in a lump sum payment, subject to the participant’s right to request annual installment payments over five, ten or fifteen years with the consent of Cox Radio. For balances accrued on or after January 1, 2005, participants who terminate for any reason other than retirement (as defined in the Restoration Plans), will be paid in a lump sum distribution. For participants who terminate based on retirement, (as defined in the Restoration Plans), balances of $10,000 or less are paid in a lump sum distribution, and balances of greater than $10,000 are payable in annual installments over a five-year period.

Potential Benefits Payable to the Named Executive Officers

The following information describes the estimated benefits under the specified plan or program that would be provided to each of the named executive officers in the event of a termination of employment, including voluntary termination, involuntary termination without cause, termination for cause, and termination upon change in control, death, disability or retirement. The amounts shown assume that termination was effective as of December 31, 2007. The amounts for benefits payable in a lump sum cash amount (Annual Incentive Program and Long-Term Incentive Plan) are also detailed in the table below. Any actual amounts to be paid can be determined only at the time of such executive’s termination of employment.

Long-Term Incentive Plan.    The Long-Term Incentive Plan contains a “double trigger” change in control feature which provides that in the event of a change in control, which is defined as a transaction resulting in the voting control of Cox Enterprises in Cox Radio falling below 50.1%, combined with a termination of employment without good cause, all stock options will become fully vested and exercisable, the performance criteria of all performance awards and performance-based restricted stock will be deemed fully achieved, any such awards will become fully vested and exercisable, and the restrictions and forfeiture conditions of any other awards under the Long-Term Incentive Plan will lapse and any such awards will become fully vested and exercisable.

For termination for cause each named executive officer:

•	Forfeits all unvested restricted stock shares.

•	Forfeits all vested and unvested portions of performance awards.

•	Vested and unvested stock options will be immediately cancelled.

For voluntary or without cause termination each named executive officer:

•	Forfeits all unvested restricted stock shares.

•	Forfeits any unvested portion of performance awards. The vested portion of performance awards will be paid out.

•

Will have 90 days from the date of termination (or until the expiration of the option term, if that date is less than 90 days from the date of termination) to exercise any vested stock options. Unvested stock options will be forfeited.

For termination due to retirement, death, disability, or a change in control, each named executive officer:

•	Receives immediate full vesting of all unvested restricted stock shares.

•	Receives immediate full vesting of all unvested performance awards.

•

Receives immediate full vesting of all stock options and will have one year from the date of termination (or until the expiration of the option term, if that date is less than one year from the date of termination) to exercise all vested options.

Mr. Neil would have received no financial gain from any LTIP awards upon voluntary, involuntary without cause, or for cause termination on December 31, 2007. If Mr. Neil’s employment was terminated due to retirement, death, permanent disability, or a change in control, he would have received an estimated $732,661 from performance awards and an estimated $1,005,741 from restricted stock.

Mr. Morgan would have received no financial gain from any LTIP awards upon voluntary, involuntary without cause, or for cause termination on December 31, 2007. If Mr. Morgan’s employment was terminated due to retirement, death, permanent disability, or a change in control, he would have received an estimated $466,022 from performance awards and an estimated $521,247 from restricted stock.

Mr. Reis would have received no financial gain from any LTIP awards upon voluntary, involuntary without cause, or for cause termination on December 31, 2007. If Mr. Reis’ employment was terminated due to retirement, death, permanent disability, or a change in control, he would have received an estimated $331,238 from performance awards and an estimated $358,036 from restricted stock.

Mr. Johnston would have received no financial gain from any LTIP awards upon voluntary, involuntary without cause, or for cause termination on December 31, 2007. If Mr. Johnston’s employment was terminated due to retirement, death, permanent disability, or a change in control, he would have received an estimated $202,911 from performance awards and an estimated $233,802 from restricted stock.

Performance awards reflect the estimated value of all outstanding performance awards as of December 31, 2007 pursuant to the Performance Award agreements. Performance awards were calculated based on a percentage increase through December 31, 2007 equal to 16.2 percent for awards granted in 2005, 8.2 percent for awards granted in 2006, and 4.1 percent for awards granted in 2007. Restricted Stock reflects the value of all shares earned prior to December 31, 2007 pursuant to the Restricted Stock agreements and calculated based on a December 31, 2007 ending stock price of $12.15. Stock Options reflect the estimated value of unvested stock options awarded prior to December 31, 2007 pursuant to the Long-Term Incentive Plan Agreements and calculated using a December 31, 2007 ending stock price of $12.15. As of December 31, 2007, all unexercisable stock options held by the named executive officers had an exercise price above the market value, assuming the December 31, 2007 ending stock price of $12.15. Therefore, none of the named executive officers would have received any financial gain for any of these awards if their employment had been terminated on December 31, 2007.

Annual Incentive Program.    Awards under the annual incentive program normally are contingent upon employment through the end of the year. However, assuming termination on December 31, 2007, a payment to each of the named executive officers would have been payable in the event of a termination of employment for any reason, other than for cause, in the same amounts as disclosed in the Bonus column of the Summary Compensation Table. In the event of termination for cause, normally no amount would be payable under the annual incentive program.

	Robert F. Neil
Benefit	Voluntary	For Cause	Death	Disability	Retirement	Without Cause	Change in Control
Annual Incentive	$438,251	—	$438,251	$438,251	$438,251	$438,251	$438,251

Long-Term Incentive Plan
Restricted stock	$—	—	$1,005,741	$1,005,741	$1,005,741	$—	$1,005,741
Performance awards	$—	—	$732,661	$732,661	$732,661	$—	$732,661
Unexercisable options	$—	—	$—	$—	$—	$—	$—

Total	$438,251	—	$2,176,653	$2,176,653	$2,176,653	$438,251	$2,176,653

	Marc W. Morgan
Benefit	Voluntary	For Cause	Death	Disability	Retirement	Without Cause	Change in Control
Annual Incentive	$265,050	—	$265,050	$265,050	$265,050	$265,050	$265,050

Long-Term Incentive Plan
Restricted stock	$—	—	$521,247	$521,247	$521,247	—	$521,247
Performance awards	$—	—	$466,022	$466,022	$466,022	—	$466,022
Unexercisable options	$—	—	$—	$—	$—	—	$—

Total	$265,050	—	$1,252,319	$1,252,319	$1,252,319	$265,050	$1,252,319

	Richard A. Reis
Benefit	Voluntary	For Cause	Death	Disability	Retirement	Without Cause	Change in Control
Annual Incentive	$125,044	—	$125,044	$125,044	$125,044	$125,044	$125,044

Long-Term Incentive Plan
Restricted stock	$—	—	$358,036	$358,036	$358,036	—	$358,036
Performance awards	$—	—	$331,238	$331,238	$331,238	—	$331,238
Unexercisable options	$—	—	$—	$—	$—	—	$—

Total	$125,044	—	$814,318	$814,318	$814,318	$125,044	$814,318

	Neil O. Johnston
Benefit	Voluntary	For Cause	Death	Disability	Retirement	Without Cause	Change in Control
Annual Incentive	$143,865	—	$143,865	$143,865	$143,865	$143,865	$143,865

Long-Term Incentive Plan
Restricted stock	$—	—	$233,802	$233,802	$233,802	—	$233,802
Performance awards	$—	—	$202,911	$202,911	$202,911	—	$202,911
Unexercisable options	$—	—	$—	$—	$—	—	$—

Total	$143,865	—	$580,578	$580,578	$580,578	$143,865	$580,578

Pension Plan, Executive Supplemental Plan, and Supplemental Retirement Plan.    In the event of retirement or termination of employment for any reason, each of the named executive officers who was eligible to participate in the Pension Plan, the Executive Supplemental Plan, or the Supplemental Retirement Plan as of December 31, 2007 (Robert F. Neil, Marc W. Morgan, Richard A. Reis, and Neil O. Johnston) would be vested in their benefit under the Pension Plan, the Executive Supplemental Plan, or the Supplemental Retirement Plan, as applicable. In accordance with the process described above under Compensation Discussion and Analysis – Retirement and Other Benefits, the benefit for each of the eligible named executive officers is calculated under the Executive Supplemental Plan, as that calculation affords a higher benefit than the Pension Plan.

In the event of voluntary termination, the benefit under the Pension Plan and the Executive Supplemental Plan would be calculated in the following manner: Mr. Morgan, who is retirement eligible, would receive a monthly annuity of $26,431 beginning immediately following the termination date. The other named executive officers would receive a monthly annuity in the following amounts: Mr. Neil $21,307 beginning at age 55; and Mr. Johnston $4,437 beginning at age 55. In the event of voluntary termination, the benefit under the Pension Plan and the Supplemental Retirement Plan would be a monthly annuity payable to Mr. Reis of $214 beginning at age 55. In each situation, the same treatment and payment would apply in the event of termination without cause, termination for cause, or termination on the basis of change in control, with no enhancement or diminution of benefit.

In the event of death on December 31, 2007, a benefit would have been payable as a lump sum as follows: Mr. Morgan $2,597,401; Mr. Neil $3,075,425; Mr. Reis $22,119; and Mr. Johnston $888,519. In each situation, if a death benefit becomes payable, the voluntary termination retirement benefit or other retirement benefit described above would cease.

In the event of disability as of December 31, 2007, each of the eligible named executive officers would receive payments from the Executive Supplemental Plan during the first year of disability equaling one hundred percent of base salary, as follows: Mr. Neil $675,000; Mr. Morgan $498,265; and Mr. Johnston $304,257. Following the first year, each of the eligible named executive officers would be eligible to receive a monthly disability benefit under the Executive Supplemental Plan in the following amounts: Mr. Neil $36,137 until age 65 and $42,614 thereafter; Mr. Morgan $19,226 until age 65 and $28,522 thereafter; Mr. Johnston $4,361 until age 65 and $8,874 thereafter. In the event of disability as of December 31, 2007, Mr. Reis would be eligible to receive a monthly benefit from the Pension Plan and the Supplemental Retirement Plan of $214 payable at age 55.

APPROVAL OF THE COX RADIO, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

(Proposal No. 2)

The Compensation Committee adopted the Cox Radio, Inc. 2008 Employee Stock Purchase Plan on March 3, 2008, subject to the approval of the stockholders of Cox Radio at the 2008 Annual Meeting. The summary of the material terms of the Employee Stock Purchase Plan that follows is qualified in its entirety by reference to the complete text of the Employee Stock Purchase Plan, a copy of which is attached as Appendix A to the version of this Proxy Statement filed electronically with the Securities and Exchange Commission.

A total of 500,000 shares of Class A Common Stock have been authorized for issuance under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. Under the terms of the Employee Stock Purchase Plan, eligible employees must indicate the dollar amount to be withheld per pay period to purchase shares of Class A Common Stock. Eligible employees include employees who regularly are scheduled to work at least twenty hours per week, including employees who are on an authorized leave of absence. Approximately 1,615 employees will be eligible to participate in the Employee Stock Purchase Plan. Shares will be offered to eligible employees for subscription during the period beginning on one of four grant dates (August 1, 2008, February 1, 2009, August 1, 2009, and February 1, 2010) and ending 45 days thereafter. The Employee Stock Purchase Plan will remain in effect until the offering period ends on September 30, 2010.

The price of the Class A Common Stock offered to employees will be the lower of 85% of the fair market value of the Class A Common Stock on the applicable grant date or 90% of the fair market value of the Class A Common Stock at the end of the offering period. In order to participate, employees must authorize Cox Radio to withhold funds from their pay. The maximum amount that may be paid by an employee who participates in the Employee Stock Purchase Plan is $25,000. An employee may elect to withdraw from the Employee Stock Purchase Plan at any time prior to the last day of the offering period, and may request that his or her total contributions be refunded either in cash or in whole shares of Class A Common Stock, with any remaining amount refunded to the employee in cash. If the aggregate subscriptions exceed the authorized 500,000 shares of Class A Common Stock, each participant’s subscription will be reduced on a pro rata basis. The Employee Stock Purchase Plan will be administered by a management committee, whose members are appointed by Cox Radio’s Board of Directors or Compensation Committee.

Generally, no tax consequences will arise at the time an employee purchases Class A Common Stock under the Employee Stock Purchase Plan. If an employee disposes of the Class A Common Stock purchased under the Employee Stock Purchase Plan less than one year after it was purchased and within two years of the grant date, the employee will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the amount paid by the employee to purchase the Class A Common Stock, and its fair market value as of the date of purchase. The amount of such ordinary income will be added to the employee’s cost basis for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee.

If an employee does not dispose of the Class A Common Stock purchased under the Employee Stock Purchase Plan until at least one year after it was purchased and at least two years after the grant date, the employee will be deemed to have received compensation taxable as ordinary income in an amount equal to the lesser of (a) the difference between the discounted purchase price of the Class A Common Stock as of the grant date and the fair market value of the Class A Common Stock as of the grant date, or (b) the excess of the fair market value of the Class A Common Stock as of the date of disposition over the discounted purchase price. The amount of such ordinary income will be added to the employee’s cost basis for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee. Cox Radio generally will not be entitled to a deduction with respect to the Class A Common Stock purchased by an employee, unless the employee disposes of the Class A Common Stock less than one year after the Class A Common Stock was purchased by the employee or less than two years after the grant date.

The Employee Stock Purchase Plan may be amended, modified, or terminated by the Board of Directors in whole or in part at any time, provided that no such amendment, modification, or termination may adversely affect the rights of any participant without such participant’s consent, and any such amendment, modification, or termination will be subject to the approval of the stockholders to the extent required by any federal or state law or regulation of any stock exchange on which the Class A Common Stock is listed.

The closing price of Cox Radio’s Class A Common Stock as reported on the New York Stock Exchange composite transaction listing for February 29, 2008 was $10.99 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

APPROVAL OF THE

COX RADIO, INC. ANNUAL INCENTIVE PLAN

(Proposal No. 3)

Introduction

The Compensation Committee of the Board of Directors has, subject to approval by the stockholders at the 2008 Annual Meeting, approved the Cox Radio, Inc. Annual Incentive Plan (referred to as the AIP), effective as of January 1, 2008. If approved by the stockholders, the AIP would enumerate criteria for annual incentive awards constituting performance-based compensation under Section 162(m) of the Internal Revenue Code and the basis of the performance goals underlying such awards.

Section 162(m), and the regulations promulgated thereunder, prohibit public companies from deducting compensation in excess of $1 million per year paid to any “covered employee” (defined by Section 162(m) as a company’s chief executive officer and its other four most highly compensated executive officers) unless such compensation is “performance-based” compensation. In order for compensation to qualify as performance-based under Section 162(m): (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal must be established by a committee of the Board of Directors that is comprised solely of two or more “outside directors”; and (iii) the material terms of the performance goal under which compensation is paid must be disclosed to, and approved by, stockholders before payment.

The summary of the material terms of the AIP that follows is qualified in its entirety by reference to the complete text of the AIP. A copy of the AIP is attached as Appendix B to the version of this Proxy Statement filed electronically with the Securities and Exchange Commission.

Material Terms of the Performance Goals

The material terms of the performance goals that must be disclosed and subsequently approved by the stockholders are: (i) the employees eligible to participate; (ii) the business criteria on which the performance goal is based; and (iii) the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation.

Eligibility.    The employees eligible to participate in the AIP for any plan year will be any senior management employee of Cox Radio designated by the Compensation Committee as a participant for that plan year. As of the date of this Proxy Statement, one employee, the chief executive officer, has been designated for selection to participate in the AIP. The plan year under the AIP is the calendar year, which also is Cox Radio’s fiscal year.

Performance-Based Criteria.    Under the AIP, if approved by the stockholders for the 2008 plan year, the participant’s annual incentive award will be designated in the form of a target bonus, consisting of a cash bonus equal to a percentage of the participant’s base compensation for the plan year, with 80% of such award to be based on performance targets applied to objective and measurable performance goals in one or more of the following areas: income before depreciation and amortization; controllable free cash flow; cash flow (operating cash flow or free cash flow); revenue; earnings; income (operating income or net income); debt; return on assets; return on equity; return on investment; profit; and working capital (or its components such as inventory, accounts payable and accounts receivable). For each plan year, the Compensation Committee will select the applicable performance goals and establish a methodology to establish the targeted level of performance for each goal, which shall be reflected as a percentage of the performance achieved for each goal (Earned Target Percentage). The Earned Target Percentage for all goals is applied to the amount of the participant’s target bonus and then multiplied by 80%. This sum will comprise the performance-based portion of the annual incentive award. The Compensation Committee will have the discretion to reduce or eliminate (but not increase) this performance-based portion of the award. In addition, 20% of the award will be based on a subjective target, consisting of individual performance, and this subjective portion cannot be increased to augment or replace the performance-based portion.

Awards under the Plan.    The maximum amount of an award payable under the AIP for any plan year will be $1,500,000. If a participant terminates employment or dies during a plan year, then the participant or the participant’s beneficiary will be entitled to a pro rata share of the award otherwise payable under the AIP based on the number of days the participant was employed during the plan year. At the sole discretion of the Compensation Committee, awards payable under the AIP will be distributed either: (i) in a lump sum cash payment; (ii) in the form of shares of the Class A Common Stock of Cox Radio, which shares may be subject to certain restrictions determined by the Compensation Committee that impose a risk of forfeiture; or (iii) some combination of cash and Class A Common Stock. In the event any distribution is made in the form of Class A Common Stock, the value of the Class A Common Stock so issued may not exceed the total amount of the distribution to be made under the AIP, and the value of any fractional shares will be paid in cash. Distributions for any plan year under the AIP will be made within a reasonably practicable period of time after the end of the plan year; provided, that no award will become payable to a participant for any plan year until the Compensation Committee has certified in writing that the terms and conditions underlying the payment of the award have been satisfied, and any such award must be paid no later than the end of the plan year immediately following the plan year in which the participant earned the award. No awards will be paid under the AIP unless and until the AIP is approved by the stockholders at the Annual Meeting.

Other Material Terms of the Plan

The purpose of the AIP is to provide incentive benefits to designated senior management employees of Cox Radio. The AIP will be administered by the Compensation Committee, which has the discretionary authority to interpret the provisions of the AIP, including all decisions on eligibility to participate, establishment of the target bonus, performance targets, the subjective target, and the amount of awards payable under the AIP. The decisions of the Compensation Committee will be final and binding on all parties.

The Compensation Committee has the right to amend and/or terminate the AIP at any time without the consent of the stockholders, except as required by any federal or state law or by the rules of any stock exchange on which shares of the Class A Common Stock are listed. No such amendment or termination may retroactively reduce the amount of an award already accrued to the benefit of any participant prior to the effective date of the amendment or termination of the AIP.

The amount of any annual incentive award that would be payable to the chief executive officer under the AIP is not currently determinable. No amounts would have been allocated or payable during 2007 as there were no performance goals or targets established for 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

CERTAIN TRANSACTIONS

Cox Radio receives certain management services from, and has entered into certain transactions with, Cox Enterprises. Costs of the management services that are allocated to Cox Radio are based on actual direct costs incurred, or on Cox Enterprises’ estimate of expenses relative to the management services provided to other subsidiaries of Cox Enterprises. Cox Radio believes that these allocations were made on a reasonable basis, and that receiving these management services from Cox Enterprises creates cost efficiencies; however, there has been no study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been. The services and transactions described below have been reviewed by the Audit Committee, which has determined that such services and transactions are fair and in the best interest of Cox Radio.

Cox Radio receives day-to-day cash management services from Cox Enterprises, with settlements of outstanding balances between Cox Radio and Cox Enterprises occurring periodically at market interest rates. As a part of these services, Cox Enterprises transfers funds to cover Cox Radio’s checks presented for payment and

Cox Radio records a book overdraft, which is classified as accounts payable in our balance sheets. Book overdrafts of $2.8 million existed at December 31, 2007 as a result of Cox Radio’s checks outstanding. The amounts due to or from Cox Enterprises are generally due on demand and represent the net balance of the intercompany transactions, and accrue interest at Cox Enterprises’ current commercial paper borrowing rate or a LIBOR based rate dependent upon our credit rating (6.0% at December 31, 2007). As of December 31, 2007, Cox Radio owed Cox Enterprises approximately $16.6 million.

Cox Radio receives certain management services from Cox Enterprises and its wholly-owned subsidiary, Cox Broadcasting, including management and financial advisory services, legal, corporate secretarial, tax, internal audit, risk management, purchasing and materials management, employee benefit (including pension plan) administration, fleet, engineering and other support services. Expenses allocated for these services are included in corporate general and administrative expenses in our consolidated financial statements. For the year ended December 31, 2007, Cox Radio was allocated expenses of approximately $3.2 million related to these services.

In connection with these management services, Cox Radio reimburses Cox Enterprises for payments made to third-party vendors for certain goods and services provided to Cox Radio under arrangements made by Cox Enterprises on behalf of Cox Enterprises and its affiliates, including Cox Radio. Cox Radio believes such arrangements result in Cox Radio receiving such goods and services at more attractive pricing than Cox Radio would be able to secure separately. Such reimbursed expenditures include insurance premiums for coverage through Cox Enterprises’ insurance program, which provides coverage for all of its affiliates, including Cox Radio. Rather than self-insuring these risks, Cox Enterprises purchases insurance for a fixed-premium cost from several insurance companies, including an insurance company indirectly owned by descendants of Governor James M. Cox, the founder of Cox Enterprises, including James C. Kennedy, Chairman of Cox Radio’s Board of Directors, and his sister, who each own 25% of the insurance company. This insurance company is an insurer and re-insurer on various insurance policies purchased by Cox Enterprises, and it employs an independent consulting actuary to calculate the annual premiums for general/auto liability and workers compensation insurance based on Cox Radio’s loss experience consistent with insurance industry practice. Cox Radio’s portion of these insurance costs for 2007 was approximately $0.6 million.

Cox Radio’s employees participate in certain Cox Enterprises employee benefit plans, and Cox Radio made payments to Cox Enterprises in 2007 for the costs incurred because of such participation, including self-insured employee medical insurance costs of approximately $10.7 million, retiree medical payments of approximately $0.2 million, post-employment benefits of approximately $0.7 million and pension plan payments of approximately $6.2 million.

Cox Radio’s headquarters building is leased by Cox Enterprises from a partnership that in turn is indirectly owned by descendents of Governor James M. Cox, the founder of Cox Enterprises, with an indirect 36% interest held in the aggregate by the children of James C. Kennedy, Chairman of Cox Radio’s Board of Directors, and an indirect less than 3% interest held in the aggregate by Mr. Kennedy and his sister. Cox Radio pays rent and certain other occupancy costs to Cox Enterprises for space in Cox Enterprises’ corporate headquarters building. Rent and occupancy expense is allocated based on occupied space, and such expense was approximately $0.9 million for the year ended December 31, 2007.

Cox Radio has entered into lease agreements with Cox Broadcasting with respect to studio and tower site properties in Atlanta, Georgia, Dayton, Ohio, and Orlando, Florida that are used for Cox Radio’s radio operations in those markets. The annual rental cost in the aggregate was approximately $0.7 million for the year ended December 31, 2007.

During 2007, Cox Search, Inc., a wholly-owned subsidiary of Cox Enterprises, purchased radio advertising from Cox Radio’s Atlanta radio stations at regular commercial rates in an aggregate amount of $0.4 million.

Related Party Transaction Review Policies

Cox Radio has established and maintains procedures for the review of related party transactions. These procedures are embodied in written guidelines adopted by the Audit Committee of the Board of Directors. None of these transactions were implemented or approved in a manner inconsistent with these guidelines.

Cox Radio utilizes the Audit Committee of the Board of Directors as the authority for review and approval of related party transactions in order to ensure fairness to Cox Radio. Subject to certain thresholds such as minimum review amounts, the Audit Committee has full discretion to determine the scope of review that is appropriate in considering any related party transaction. The types of transactions covered by the guidelines are as follows:

•

The Audit Committee reviews related party transactions between Cox Radio and Cox Enterprises, or any subsidiary or affiliate of Cox Enterprises, or any officer or director of Cox Radio or Cox Enterprises or its subsidiaries or affiliates.

•

The Audit Committee reviews the fairness to Cox Radio of all insurance programs and employee benefit plans provided by Cox Enterprises, or any subsidiary or affiliate of Cox Enterprises, in which Cox Radio or its employees participate. The Audit Committee reviews available reports from a third party insurer or administrator concerning the manner in which premiums or other charges are developed.

•

The Audit Committee reviews the fairness of lease transactions and other charges or payments relating to real estate transactions entered into between Cox Radio and Cox Enterprises, or any subsidiary or affiliate of Cox Enterprises, and requires evidence of fairness, which may include a market evaluation from a qualified, independent professional source, for rental or other real estate amounts exceeding $1 million annually.

•

The Audit Committee receives an annual report from Cox Radio management, and if requested, from Cox Enterprises, concerning management and administrative services provided by Cox Enterprises to Cox Radio that describes the services provided and analyzes the value to Cox Radio.

•

For other related party transactions, the Audit Committee obtains an analysis by a qualified third party to support the Audit Committee’s fairness findings for any transaction with a related party involving the payment for, or the receipt of payment for goods and services, in an amount exceeding 1% of Cox Radio’s gross revenues.

•

Finally, the Audit Committee may review civic, charitable, community, and other not-for-profit activities involving Cox Radio or its officers or directors if such activities may constitute related party transactions or would require disclosure under Securities and Exchange Commission or New York Stock Exchange rules.

Other Matters

Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.

Independent Auditor

The Audit Committee has selected the independent registered public accounting firm of Deloitte & Touche LLP as Cox Radio’s independent auditor for the year ending December 31, 2008. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Annual Report on Form 10-K

Cox Radio’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed with this proxy statement. Cox Radio will deliver only one copy of its proxy statement and Form 10-K to multiple security holders sharing an address unless Cox Radio has received contrary instructions from such security holder(s). If you share an address with another security holder and would like to receive a separate proxy statement and Form 10-K now or in the future, please contact the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia, 30328, telephone (678) 645-0000.

Transfer Agent and Registrar

Cox Radio’s transfer agent and registrar is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Submission of Stockholder Proposals

It is anticipated that the 2009 Annual Meeting of Stockholders of Cox Radio will be held in April or May 2009. Any stockholder who intends to present proposals at the 2009 Annual Meeting of Stockholders, and who wishes to have such proposals included in Cox Radio’s Proxy Statement for the 2009 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of Cox Radio not later than November 21, 2008. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act, in order to be eligible for inclusion in Cox Radio’s 2009 proxy materials. Any stockholder proposal that a stockholder wishes to present at the 2009 Annual Meeting, other than through inclusion in the proxy materials, must be received at least 30 (but not more than 60) days prior to the scheduled date of the 2009 Annual Meeting or it will be considered untimely. As noted above, it is anticipated that Cox Radio’s 2009 Annual Meeting will be held during April or May of 2009, and any stockholder wishing to submit a proposal at the 2009 Annual Meeting should contact the Corporate Secretary of Cox Radio after January 1, 2009 to obtain the anticipated meeting date and proposal deadlines. Any proposals should be sent to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

By Order of the Board of Directors,

Andrew A. Merdek

Corporate Secretary

Atlanta, Georgia

March 21, 2008

Appendix A

Cox Radio, Inc. 2008 Employee Stock Purchase Plan

1.	Purpose of the Plan.

The purpose of the Cox Radio, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) is to provide a method by which eligible employees of Cox Radio, Inc. and its subsidiary corporations (collectively, the “Company”) may purchase shares of Class A Common Stock of the Company by payroll deductions. By this process, eligible employees will have an opportunity to acquire an ownership interest in the Company and a further incentive to promote the best interests of the Company. The Plan is intended to meet the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and is to be interpreted and applied consistent with those requirements. The Plan shall be effective as of the date it is approved by the Compensation Committee of the Board of Directors of Cox Radio, Inc. (the “Compensation Committee”), provided that the stockholders of Cox Radio, Inc. approve the Plan within the time period prescribed by applicable law. If stockholder approval is not obtained within the applicable period, then the Plan shall be rescinded, and all payroll deductions made under the Plan shall be fully refunded without interest.

2.	Definitions.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Management Committee as designated by the Board of Directors or the Compensation Committee of Cox Radio, Inc.

Company means Cox Radio, Inc., including any successor entity, and its subsidiary corporations.

Eligible Employee means any employee of the Company regularly scheduled to work at least 20 hours per week, including any such person who is on an authorized leave of absence. Notwithstanding the foregoing, any employee of the Company who, after purchasing Shares under the Plan, would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company, or any parent corporation or subsidiary corporation of the Company, is not eligible to participate in the Plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. For all Plan purposes, the terms “parent corporation” and “subsidiary corporation” have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

Entry Date means one of the four dates on which Eligible Employees may commence participation in the Plan, including on or about October 15, 2008, April 15, 2009, October 15, 2009, and April 15, 2010.

Fair Market Value means the average of the closing prices per Share as reflected by the composite transactions on the New York Stock Exchange throughout a period of the ten (10) trading days ending (a) on and including any Grant Date, or (b) on and including the last day of the Offering Period, as appropriate.

Grant Date means one of the four dates on which Shares will be offered to Eligible Employees for purchase under the Plan, including August 1, 2008, February 1, 2009, August 1, 2009, and February 1, 2010.

Offering Period means, with respect to each Eligible Employee, the period that begins on the Entry Date applicable to the Eligible Employee and that ends on September 30, 2010.

Participating Employee means an Eligible Employee who has satisfied the eligibility conditions of Paragraph 3 of this Plan, has signed a Subscription Agreement, and has begun payroll deductions.

Plan means the Cox Radio, Inc. 2008 Employee Stock Purchase Plan, as may be amended from time to time.

Purchase Date means September 30, 2010.

Shares means the Class A Common Stock of the Company.

3.	Eligibility to Participate.

Any Eligible Employee of the Company who is employed on a Grant Date is eligible to participate in the Plan as of the Entry Date that immediately follows such Grant Date. If the Eligible Employee elects not to participate on such Entry Date, he or she will not be permitted to commence participation in the Plan at any later date. If a Participating Employee withdraws from the Plan in connection with a termination of employment with the Company, but is later re-hired by the Company, then that individual will become eligible to participate in the Plan at the next Entry Date following such re-hiring.

4.	Number of Shares to Be Offered

A total of 500,000 Shares will be offered for subscription under the Plan.

5.	Purchase Price

The purchase price per Share offered under the Plan with respect to any Grant Date will be the lower of 85 percent of the Fair Market Value of the Share as of such Grant Date or 90 percent of the Fair Market Value of the Share at the end of the Offering Period.

6.	Offering of Shares for Subscription

Shares will be offered to Eligible Employees for subscription during the period beginning with the applicable Grant Date and ending on the date approximately 45 days after that Grant Date (the “Subscription Period”). To subscribe, an Eligible Employee must complete, sign and deliver a subscription agreement to the Company no later than the last day of the Subscription Period. In the subscription agreement, the Eligible Employee shall indicate the dollar amount per pay period to be contributed under the Plan (the “Subscription Amount”).

7.	Method of Payment

Payment of a Participating Employee’s Subscription Amount will be made through payroll deductions, and participation in the Plan is contingent on the Participating Employee’s providing the Company with written authorization to withhold payroll deductions. Notwithstanding the foregoing, a Participating Employee may arrange to pay any installment due for any payroll period directly to the Company in the event the Participating Employee is on an authorized unpaid leave of absence during such payroll period.

8.	Limit on Amount of Shares Subscribed

Notwithstanding anything contained in any Participating Employee’s subscription agreement, the maximum amount that may be withheld or otherwise paid to the Company for the purchase of Shares under the Plan shall be $25,000. In the event of an oversubscription of Shares, each Participating Employee’s subscription shall be reduced on a pro rata basis so that the total number of Shares subject to subscription does not exceed the maximum number of Shares authorized under Paragraph 4.

9.	Purchase of Shares

Unless a Participating Employee previously has withdrawn from the Plan as provided in Paragraphs 10(b)(i) or 10(b)(ii)(B), or has had his or her participation terminated as provided in Paragraph 11, each Participating Employee will be deemed to have exercised his or her right to purchase Shares as of the Purchase Date. The number of Shares purchased shall be equal to the whole number of Shares that may be purchased with the total amount of payments made by the Participating Employee under the Plan that have not been refunded to the Participating Employee. Any amount remaining after the purchase of full Shares will be refunded to the Participating Employee without interest.

10.	Change in Participation and Withdrawal from Plan

(a)    A Participating Employee may reduce his or her Subscription Amount at any time, on a prospective basis only, by giving written notice to the Company. Such a reduction shall take effect as soon as administratively feasible following the date when the Company is so notified.

(b)    A Participating Employee may withdraw from the Plan and cancel his or her subscription at any time prior to the Purchase Date by giving written notice of cancellation to the Company. In that event:

(i)    if the individual has also terminated employment with the Company, he or she may elect (A) to have the entire amount paid to date applied to the purchase of whole Shares, with any remaining amount to be refunded in cash without interest, or (B) to have the entire amount paid to date refunded in cash without interest; or

(ii)    if the individual has not also terminated employment with the Company, he or she may elect (A) to have the entire amount paid to date applied to the purchase of whole Shares as of the Purchase Date, as described in Paragraph 9, or (B) to have the entire amount paid to date refunded in cash without interest.

(c)    The distributions described in Subparagraphs (b)(i) and (b)(ii)(B) will be processed at the end of each calendar quarter for changes of which the Company is notified at least twenty (20) business days prior to the end of the quarter, and any payments or transfer of Shares will be made as soon as administratively feasible thereafter.

11.	Termination of Rights

In the case of termination of employment for any reason (including without limitation for death, disability, retirement or cause), the Participating Employee or his or her beneficiary may within thirty days after the happening of such event elect either of the alternatives described in Paragraph 10(b)(i). A failure to make this election within the thirty-day period will be treated as a notice of cancellation, and a cash refund will be made as described in Paragraph 10(b)(i)(B).

12.	Designation of Beneficiary

Each Participating Employee shall be permitted to designate his or her beneficiary under the Plan, and this designation shall be made in writing on a form prepared by or satisfactory to the Company, which shall be delivered to the Company. If a Participating Employee does not designate a beneficiary, any election rights otherwise subject to delegation to a beneficiary will be deemed delegated to the Participating Employee’s estate.

13.	Issuance of Shares

As soon as administratively feasible after the purchase of Shares under the Plan, a book-entry account position with the Company’s administrative agent will be created for the account of the Participating Employee for the number of Shares purchased. Participating Employees may upon request receive a stock certificate representing such Shares.

14.	Unpaid Subscription Amounts

If any installment is due and unpaid for thirty days without satisfactory arrangements for payment being made within such period, the Participating Employee’s subscription shall be automatically canceled, all amounts previously paid shall be refunded in cash without interest, and the individual shall have no right to purchase Shares under the Plan.

15.	Rights Not Transferable

A Participating Employee’s rights under the Plan are personal to the Participating Employee alone, and may not be transferred or assigned during his or her lifetime. After Shares have been issued under the Plan, those Shares are not subject to these restrictions, and may be freely transferred like any other Shares.

16.	Application of Funds

All funds held or received by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded, and shall not be segregated from the general assets of the Company.

17.	Administration

The Plan shall be administered by the Committee, which shall prescribe such rules as it deems necessary to administer the Plan, and the Committee shall have the sole and discretionary authority to resolve any questions regarding the interpretation or application of the terms of the Plan.

18.	Amendment or Termination of the Plan

The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participating Employee’s then-existing rights may be adversely affected without his or her consent, and provided further that any amendment of the Plan shall be subject to stockholder approval to the extent required by any federal or state law or the rules of any stock exchange on which the Shares may be listed.

19.	Adjustment of Subscriptions

In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of Shares of the Company, the Board of Directors of the Company may make such adjustment as it deems appropriate in the number, kind and subscription price of Shares available for purchase under the Plan.

20.	Governing Law

This Plan will be governed and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions.

Appendix B

COX RADIO, INC. ANNUAL INCENTIVE PLAN

This Cox Radio, Inc. Annual Incentive Plan (the “Plan), which shall be effective as of January 1, 2008, is designed to provide incentive benefits to designated senior management employees of Cox Radio, Inc. (“Cox Radio”).

1.	DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings set forth below:

(a)    “Award” means the amount of cash bonus payable under the Plan to a Participant with respect to a Plan Year.

(b)    “Board” means the Board of Directors of Cox Radio.

(c)    “Committee” means the Compensation Committee of the Board.

(d)    “Earned Target Percentage” means the percentage of the Performance Target earned and payable to a Participant under the provisions of the Plan with respect to a Plan Year that is based on the achievement of one or more Performance Goals.

(e)    “Participant” means any senior management employee of Cox Radio designated as a Participant by the Committee.

(f)    “Performance Goals” means one or more factors as determined by the Committee each Plan Year that may include objective measurable performance factors including Income Before Depreciation and Amortization; Controllable Free Cash Flow; cash flow (operating cash flow or free cash flow); revenue; earnings; income (operating income or net income); debt; return on assets; return on equity; return on investment; profit; and working capital (or its components such as inventory, accounts payable and accounts receivable).

(g)    “Performance Target” means for a Plan Year beginning on or after January 1, 2008, that portion of the Target Bonus that is to be earned solely based on the achievement of one or more Performance Goals.

(h)    “Plan” means the Cox Radio, Inc. Annual Incentive Plan, as may be amended from time to time.

(i)    “Plan Year” means the calendar year.

(j)    “Subjective Target” means for a Plan Year beginning on or after January 1, 2008, that portion of the Target Bonus that is to be earned solely based on subjective performance factors, including individual performance.

(k)    “Target Bonus” means for a Plan Year beginning on or after January 1, 2008, an amount of cash bonus equal to a percent of a Participant’s base compensation for the Plan Year, which percent shall be established by the Committee.

2.	ADMINISTRATION

The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan, including all decisions on eligibility to participate, establishment of the Target Bonus, the Performance Target and the Subjective Target, payment targets and the amount of Awards payable under the Plan. A writing signed by all members of the Committee shall constitute an act of the Committee without the necessity of a meeting. The intention of Cox Radio and the Committee is to administer the Plan so that any portion of any Award based on the Performance Target will be treated as performance-based compensation, as that term is defined in Section 162(m)(4)(C) of the Internal Revenue Code (the “Code”). If any provision of the Plan pertaining to the Performance Goals does not comply with the requirements of Section 162(m) of the Code, then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. The decisions of the Committee shall be final and binding on all parties.

3.	ESTABLISHMENT OF EARNED TARGET PERCENTAGE

With respect to each Plan Year, the Committee will establish a schedule of Performance Goals, and will establish a methodology to derive the Earned Target Percentage. An objective methodology shall be applied to the Performance Goals, to be based solely and exclusively on the level of the designated Performance Goals achieved for a Plan Year. The designated Performance Goals and the objective methodology to be used with respect to the Performance Goals for the Plan Year, including but not limited to the designation of the Target Bonus and the Performance Target, shall be established in writing by the Committee within 90 days from the beginning of the Plan Year.

4.	CALCULATION OF AWARD

(a)    With respect to each Plan Year, the portion of the Award based on the Performance Goals that is payable to any Participant will be calculated by multiplying the Participant’s Performance Target by the Earned Target Percentage for such Plan Year. In addition, with respect to each Plan Year, the portion of the Award that constitutes the Subjective Target shall be determined by the Committee in the exercise of its sole discretion. The amount of the Subjective Target will not be adjusted to compensate for a failure to attain the Performance Goals, but instead will be based entirely on separate subjective standards. The maximum amount of an Award that can be paid under the Plan for any Plan Year shall be $1,500,000.

(b)    If a Participant either terminates employment, including on account of retirement or disability, or dies during a Plan Year, then the Participant, or the Participant’s beneficiary, shall be entitled to receive a pro rata share of the Award otherwise payable thereto with respect to the Plan Year. The amount of the pro rata Award payable under this Paragraph 4(b) shall be determined by multiplying the Award otherwise payable under the Plan by a fraction, the numerator of which is the number of days during the Plan Year that the Participant was employed preceding the date of termination or death and the denominator of which is 365.

(c)     Notwithstanding any provisions of the Plan to the contrary, the Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to a Plan Year.

5.	DISTRIBUTIONS

(a)    At the sole discretion of the Committee, distribution of each Award shall be made by Cox Radio either (1) in a lump sum cash payment, (2) in the form of shares of common stock of Cox, which shares may be subject to certain restrictions upon issue that impose a risk of forfeiture or (3) some combination of cash and common stock; provided, that the issuance of shares of common stock may be made only to the extent permissible under applicable securities laws. In the event any distribution is made in the form of Cox Radio common stock, the value of the common stock so issued may not exceed the total amount of the Award to be made under this Plan, and the value of any fractional shares of common stock shall be distributed in cash. The Committee, acting in its sole discretion, may determine the terms and conditions of restrictions, if any, that shall be applied to the common stock issued hereunder. Any distribution made under this Plan shall occur within a reasonably practicable period of time after the end of the Plan Year in which the Participant has earned the Award; provided, that no Award shall become payable to a Participant with respect to any Plan Year until the Committee has certified in writing that the terms and conditions underlying the payment of such Award have been satisfied and any such Award must be paid no later than the end of the Plan Year immediately following the Plan Year in which the Participant has earned the Award. If a Participant entitled to the payment of an Award under the Plan dies prior to the distribution of such Award, the distribution shall be made to the Participant’s beneficiary, as designated under the Plan, within the same time period in which the Award otherwise would have been paid to the Participant.

(b)    Notwithstanding any provisions of the Plan to the contrary, no Award shall be payable to a Participant with respect to the Plan Year commencing on January 1, 2008 unless and until the Plan is approved by the majority vote of the shareholders of Cox Radio voting with respect to the approval of the Plan. The Committee reserves the right to precondition the payment of an Award with respect to any Plan Year beginning on or after January 1, 2009 on the prior approval of a majority vote of the shareholders of Cox Radio.

6.	DESIGNATION OF BENEFICIARIES

Each Participant may designate in writing and deliver to Cox Radio the name and address of the person or persons to whom an Award remaining payable under this Plan shall be paid in the event of the Participant’s death. If the Participant has failed to make and deliver such a designation to Cox Radio, or if no person so designated survives the Participant, then Cox Radio shall pay such an Award to the Participant’s lawful spouse, if then living, or, if not then living, equally to the Participant’s then living children, or, if none survive the Participant, to the Participant’s estate.

7.	LIMITATION ON CLAIM FOR BENEFITS

Participants shall look solely to Cox Radio for satisfaction of a claim for an Award under this Plan. In no event shall the Board or any director, officer, employee, or agent of Cox Radio, including members of the Committee, be liable in its, his or her individual capacity to any person whomsoever for the payment of a benefit under this Plan. All payments under this Plan shall be made from Cox Radio’s general assets, and no person under any circumstances whatsoever shall have a claim for a benefit or payment under this Plan which is superior in any manner whatsoever to an unsecured claim for a payment by a general creditor of Cox Radio.

8.	WITHHOLDING ON BENEFIT PAYMENTS

Notwithstanding any other provisions of the Plan, Cox Radio shall be entitled to withhold from each Award paid under this Plan such amounts as are required by applicable state or Federal law or the order of any court.

9.	NO ALIENATION, ASSIGNMENT OR OTHER RIGHTS

Neither the Participant nor the person(s) designated as the Participant’s beneficiaries shall have any right whatsoever to alienate, commute, anticipate or assign (either at law or in equity) all or any portion of any Award payable under this Plan.

10.	GOVERNING LAW

This Plan shall be interpreted under the laws of the State of Georgia, to the extent not preempted by federal law.

11.	SAVINGS CLAUSE

If any provision of this Plan is held invalid or unenforceable, it will not affect the other provisions. The Plan will remain in effect as though the invalid or unenforceable provisions were omitted.

12.	AMENDMENT AND TERMINATION

The Committee reserves the right to amend or terminate this Plan at any time without the consent of the shareholders of Cox Radio; except as required by any federal or state law or by the rules of any stock exchange on which shares of the common stock of Cox Radio are listed. No such amendment or termination shall retroactively reduce the amount of an Award already accrued to the benefit of any Participant prior to the effective date of the amendment or the termination of the Plan.

Appendix C

COX RADIO, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COX RADIO, INC. FOR ANNUAL MEETING

ON APRIL 22, 2008

The undersigned hereby appoints Robert F. Neil, Andrew A. Merdek and Neil O. Johnston, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Cox Radio, Inc. (“Cox Radio”) to be held at 9:30 a.m. local time on Tuesday, April 22, 2008, at Corporate Headquarters at 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328, or at any adjournment thereof, and to vote at such meeting pursuant to this proxy the shares of stock of Cox Radio the undersigned held of record on the books of Cox Radio on February 28, 2008, the record date for the meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side.)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

COX RADIO, INC.

April 22, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instruction below)	NOMINEES: ☐ James C. Kennedy ☐ Juanita P. Baranco ☐ G. Dennis Berry ☐ Nick W. Evans, Jr. ☐ Jimmy W. Hayes ☐ Marc W. Morgan ☐ Robert F. Neil ☐ Nicholas D. Trigony

In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees and FOR Proposals 2 and 3.

All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

Please mark, sign and date your proxy card and return it in the postage-paid envelope. Thank you for voting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

		FOR	AGAINST	ABSTAIN
2.	Approval of the 2008 Employee Stock Purchase Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of the Annual Incentive Plan	☐	☐	☐	I plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.